Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:	§	Chapter 11
§
STONE ENERGY CORPORATION, et al.,[1]	§	CASE NO. 16-36390 (MI)
§
Debtors.	§	(Jointly Administered)

ORDER

APPROVING DEBTORS’ DISCLOSURE STATEMENT AND CONFIRMING THE

DEBTORS’ SECOND AMENDED JOINT PLAN OF REORGANIZATION

[Related to Docket No. 19 and 215]

WHEREAS, on December 14, 2016 (the “Petition Date”), the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) commenced their chapter 11 bankruptcy cases in this United States Bankruptcy Court for the Southern District of Texas (the “Court”), on the Petition Date the Debtors filed their Proposed Disclosure Statement for Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 19] (the “Disclosure Statement”) and on December 28, 2016, the Debtors filed their Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 215] (the “Plan”).2

[1]	The Debtors in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), along with the last four digits of each Debtor’s federal tax identification number, are: Stone Energy Corporation (5413); Stone Energy Holding, L.L.C. (3151); and Stone Energy Offshore, L.L.C. (8062). The above-captioned Debtors’ mailing address is 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.
[2]	Capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan, and if not defined in the Plan then as defined in the Disclosure Statement. If there is any conflict between the terms of the Plan or Disclosure Statement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

WHEREAS, on December 21, 2016, the Court entered its Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Prepackaged Plan; (II) Fixing Deadline To Object to Disclosure Statement and Prepackaged Plan; (III) Approving Solicitation Procedures and Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline; (IV) Conditionally (A) Directing the United States Trustee Not To Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; (V) Approving Procedures for Equity Holders To Opt Out of Releases; (VI) Approving Notice and Procedures for the Assumption of Executory Contracts and Unexpired Leases; and (VII) Granting Related Relief [Docket No. 150] (the “Scheduling Order”) which, among other things, (a) provided that the Class 5 Notice and Plan Ballot (including the form of Equity Release Opt Out attached thereto) constituted adequate information, disclosure and a sufficient summary of the Plan, and good and sufficient notice of the procedures, for Holders of Stone Equity Interests to vote on the Plan and to make an Equity Opt Out and that no further notice need be given to Holders of Stone Equity Interests, (b) approved the procedures used by the Debtors for distribution of the Class 5 Notice and Plan Ballot and for recording elections of Holders of Stone Equity Interests that opt out of the voluntary releases set forth in Article X.C of the Plan, (c) provided that the Notice of the Second Amended Joint Prepackaged Plan constituted good and sufficient notice of the procedures for Holders of Prepetition Notes Claims to elect to change such Holders’ prior vote on the Plan or to change such Holder’s election to opt out of the voluntary releases set forth in Article X.C of the Plan and (d) approved the procedures used by the Debtors for distribution of the Notice of the Second Amended Joint Prepackaged Plan and for recording elections of Holders of Prepetition Notes Claims that change such Holder’s prior vote on the Plan or decision to opt out of the voluntary release set forth in Article X.C of the Plan.

WHEREAS, on December 28, 2016, the Debtors filed their Notice of Commencement of Cases Under Chapter 11 of the Bankruptcy Code – and – Summary of Joint Prepackaged Chapter 11 Plan and Notice of Hearing To Consider (A) Debtors’ Compliance With Disclosure Requirements and (B) Confirmation of Plan of Reorganization [Docket No. 219] (the “Combined Notice”).

WHEREAS, on or before December 29, 2016, Epiq Bankruptcy Solutions, LLC, the Debtors’ Balloting Agent (the “Balloting Agent”) transmitted (a) the Plan, Combined Notice and Scheduling Order, among other things, to the parties on the Debtors’ master service list; (b) the Notice of the Second Amended Joint Prepackaged Plan and the Combined Notice to the Nominees (as defined in the Kuffer Affidavits of Service) of Holders of Class 3 Prepetition Notes Claims; (c) the Class 5 Notice and Plan Ballot (as appropriate to the registered and beneficial Holders of Class 5 Stone Equity Interests) and the Combined Notice to the registered Holders of Class 5 Stone Equity Interests and the Nominees (as defined in the Chau Affidavit of Service) of beneficial Holders of Class 5 Stone Equity Interests; and (d) the Combined Notice to all parties on the Debtors’ creditor matrix, as attested to in the Affidavits of Service of Forest Kuffer on file with the Court [Docket Nos. 213 and 231] (the “Kuffer Affidavits of Service”) and in the Affidavit of Service of John Chau on file with the Court [Docket No. 233] (the “Chau Affidavit of Service”).

WHEREAS, on January 9, 2017, the Debtors published the Combined Notice in The Houston Chronicle as attested to in the Affidavit of Publication of Paul Mesches on file with the Court [Docket No. 250] (the “Houston Chronicle Affidavit of Publication”).

WHEREAS, on January 9, 2017, the Debtors published the Combined Notice in USA Today, as attested to in the Affidavit of Publication of Paul Mesches on file with the Court [Docket No. 251] (the “USA Today Affidavit of Publication,” and, together with the Houston Chronicle Affidavit of Publication, the “Affidavits of Publication”).

WHEREAS, on January 20, 2017, the Debtors filed their Notice of Filing of Plan Supplement, together with certain schedules and exhibits to the Plan [Docket No. 324] (as amended from time to time, the “Plan Supplement”).

WHEREAS, on December 19, 2016, the Balloting Agent filed the Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Service of Solicitation Packages and Tabulation of Ballots Cast on the Joint Prepackaged Plan of Stone Energy Corporation, et al. Under Chapter 11 of the Bankruptcy Code [Docket No. 121] (the “Banks/Bonds Vote Certification”), attesting to the results of the tabulation of all Ballots received by the Balloting Agent on or before the Voting Deadline (December 16, 2016) from Holders of Class 2 Prepetition Banks Claims and Class 3 Prepetition Notes Claims.

WHEREAS, pursuant to the Scheduling Order, the Holders of Class 3 Prepetition Notes Claims were given the opportunity to change their vote on or before February 1, 2017 and on February 6, 2017 the Balloting Agent filed the Second Voting Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Service of Solicitation Packages and Tabulation of Ballots Cast on Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code [Docket No. 438] (the “Second Vote Certification”), attesting to the results of the tabulation of all changes received by the Balloting Agent on or before February 1, 2017.

WHEREAS, on February 12, 2017 the Balloting Agent filed Third Voting Declaration of Jane Sullivan on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Service of Solicitation Packages and Tabulation of Ballots Cast on Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Docket No. 504] (the “Equity Vote Certification” and together with the

Banks/Bonds Vote Certification and the Second Vote Certification, the “Vote Certifications”) attesting to the results of the tabulation of all Ballots received by the Balloting Agent on or before the Equity Voting and Release Opt-Out Deadline (February 10, 2017) from Holders of Class 5 Stone Equity Interests.

WHEREAS, a hearing to consider the Debtors’ compliance with the Bankruptcy Code’s disclosure requirements and confirmation of the Plan was held before this Court on February 14, 2017 (the “Combined Hearing”).

NOW, THEREFORE, based upon this Court’s review of the Disclosure Statement, Plan, the briefs, affidavits and declarations submitted in support of confirmation of the Plan, including, without limitation, (i) the Declaration of Kenneth H. Beer, Executive Vice President and Chief Financial Officer of the Debtors, in Support of (I) Approval of the Disclosure Statement and (II) Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Beer Declaration”), (ii) the Declaration of Dean Swick in Support of Confirmation of Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Swick Declaration”), and (iii) the Declaration of Christian Tempke in Support of Confirmation of Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Tempke Declaration,” together with the Beer Declaration and the Swick Declaration, the “Confirmation Declarations”), and upon all of the evidence proffered or adduced at, and arguments of counsel made at the Combined Hearing, and upon the entire record of these Chapter 11 Cases, and after due deliberation thereon, THE COURT HEREBY FINDS AND CONCLUDES THAT:

I.	Exclusive Jurisdiction; Venue; Core Proceeding

A. The Court has jurisdiction over the Chapter 11 Cases pursuant to Section 1334 of title 28 of the United States Code. Venue is allowed pursuant to Sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding pursuant to Section 157(b)(2)(L) of title 28 of the United States Code, and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

II.	Eligibility for Relief; Proper Plan Proponents

B. The Debtors were and are eligible for relief under Bankruptcy Code Section 109 and the Debtors were and are proper plan proponents under Bankruptcy Code Section 1121(a).

III.	Commencement and Joint Administration of the Chapter 11 Cases

C. On the Petition Date, each of the above-captioned Debtors commenced a case under chapter 11 of the Bankruptcy Code. By prior order of the Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 73]. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to Bankruptcy Code Sections 1107(a) and 1108. No official statutory committee, trustee or examiner has been appointed in the Chapter 11 Cases.

IV.	Judicial Notice

D. The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including, without limitation, all pleadings and other documents filed and orders entered thereon. The Court also takes judicial notice of all evidence proffered or adduced and all arguments made at the hearings held before the Court during the pendency of these Chapter 11 Cases.

V.	Burden of Proof

E. The Debtors, as proponents of the Plan, have met their burden of proving the elements of Bankruptcy Code Sections 1129(a) and 1129(b) by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation of the Plan.

VI.	Transmittal and Mailing of Materials; Notice

F. As evidenced by the Affidavits of Service, due, adequate and sufficient notice of the Disclosure Statement, Plan, Plan Supplement and Combined Hearing, together with all deadlines for objecting to and voting to accept or reject the Plan, has been given in substantial compliance with the Court’s orders and all applicable Bankruptcy Rules, and no other or further notice is or shall be required. Adequate and sufficient notice of the Combined Hearing and other dates and hearings described in the Scheduling Order was provided in compliance with the Bankruptcy Rules and Scheduling Order, and no other or further notice is or shall be required.

G. The Debtors published the Combined Notice in both The Houston Chronicle and USA Today, in substantial compliance with the Scheduling Order and Bankruptcy Rule 2002(l), as evidenced by the Affidavits of Publication.

VII.	Solicitation

H. Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with Bankruptcy Code Sections 1125 and 1126, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations. Specifically, the Disclosure Statement and Plan, and the Combined Notice, Ballots and other materials constituting the solicitation materials approved by the Court in the Solicitation Order, were transmitted to and served on all Holders of Claims in the Voting Classes, and the solicitation materials (not including Ballots) were also provided to the key parties in interest in the Chapter 11 Cases, in compliance with Bankruptcy Code Section 1125, the Bankruptcy Rules and the Solicitation Order. The Combined Notice and Class 5 Plan Notice and Ballot (including the form of Equity Release Opt Out attached thereto) were provided to the Holders of Stone Equity Interests. Such transmittal and service were adequate and sufficient, and no further notice is or shall be required. All procedures used to distribute the solicitation materials and other notices and documents described in the Solicitation Order were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules and all other applicable rules, laws, and regulations.

VIII.	Adequacy of Disclosure Statement

I. The Disclosure Statement contains “adequate information” within the meaning of Section 1125 of the Bankruptcy Code and is hereby approved in all respects.

IX.	Vote Certification

J. Before the Combined Hearing, the Debtors filed the Vote Certifications. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Scheduling Order, and all other applicable rules, laws and regulations.

K. As evidenced by the Vote Certifications, Class 2 (Prepetition Banks Claims) voted as follows: 12 claims in the amount of $353,969,274.01 voted to accept the Plan, and 0 claims in the amount of $0.00 voted to reject the Plan. Accordingly, 100% of the voting Class 2 creditors voted to accept the Plan, and those creditors held 100% of the total dollar amount of such claims. Therefore, Class 2 voted to accept the Plan. Class 3 (Prepetition Notes Claims) voted as follows: 188 claims in the amount of $1,012,578,999.00 voted to accept the Plan, and 10 claims in the amount of $515,000.00 voted to reject the Plan. Accordingly, 94.95% of the voting Class 3 creditors voted to accept the Plan, and those creditors held 99.95% of the total dollar amount of such claims. Therefore, Class 3 voted to accept the Plan. Class 5 (Stone Equity Interests) voted as follows: 1,251,723 of such interests were voted to accept the Plan, and 7,085 of such interests were voted to reject the Plan. Accordingly, 99.44% of the voting Class 5 interests voted to accept the Plan. Therefore, Class 5 voted to accept the Plan.

X.	Bankruptcy Rule 3016

L. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the clerk of the Bankruptcy Court satisfied Bankruptcy Rule 3016(b).

XI.	Adequate Assurance

M. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors will cure, defaults (if any) under or relating to each of the contracts and leases that are being assumed by the Debtors pursuant to the Plan. The Debtors also have provided adequate assurance of the Reorganized Debtors’ future performance under such contracts and leases.

XII.	Valuation

N. The Debtors’ Valuation Analysis attached as Exhibit F to the Disclosure Statement and the estimated enterprise value, as described therein, is reasonable, proposed in good faith, and supported by the Confirmation Declarations and the evidence presented at the Combined Hearing.

XIII.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

(i)	Section 1122 and 1123(a)(1)—Proper Classification.

O. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. Pursuant to Sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into five Classes, based on differences in the legal nature or priority of such Claims and Interests (other than

Administrative Claims, Priority Tax Claims, Other Priority Claims, Intercompany Claims, Intercompany Interests, and Statutory Fees, which are addressed in Article II of the Plan and which have not been classified in accordance with Section 1123(a)(1) of the Bankruptcy Code). Valid business, factual and legal reasons exist for the separate classification of the various Classes of Claims and Interests created under the Plan, the classifications were not done for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Interests. As required by Section 1122(a) of the Bankruptcy Code, each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(ii)	Section 1123(a)—Compliance.

P. In accordance with Bankruptcy Code Section 1123(a), the Court finds and concludes that the Plan: (a) designates Classes of Claims and Interests, other than Claims of a kind specified in Bankruptcy Code Sections 507(a)(2), 507(a)(3), and 507(a)(8); (b) specifies Classes of Claims and Interests that are not Impaired under the Plan; (c) specifies the treatment of Classes of Claims and Equity Interests that are Impaired under the Plan; (d) provides the same treatment for each Claim or Equity Interest of a particular Class, unless the Holder of a particular Claim or Interest agrees to less favorable treatment of their respective Claim or Interest; (e) provides for adequate means for the Plan’s implementation; (f) prohibits the issuance of non-voting securities; and (g) contains only provisions that are consistent with the interests of Holders of Claims and Interests and with public policy with respect to the manner of selection of any officer or director of the Reorganized Debtors on and after the Effective Date. Therefore, the Plan satisfies the requirements of Bankruptcy Code Section 1123(a).

(iii)	Section 1123(b)—Discretionary Contents of the Plan.

Q. The Plan contains various provisions that may be construed as discretionary but are not required for Confirmation under the Bankruptcy Code. As set forth below, such discretionary provisions comply with Bankruptcy Code Section 1123(b) and are not inconsistent in any way with the applicable provisions of the Bankruptcy Code. As a result thereof, the requirements of Section 1123(b) of the Bankruptcy Code have been satisfied.

(A)	Section 1123(b)(1)-(2)—Claims and Interests; Executory Contracts and Unexpired Leases.

R. Pursuant to Sections 1123(b)(1) and 1123(b)(2) of the Bankruptcy Code, respectively, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, and Article VI of the Plan provides for the assumption or rejection of the Executory Contracts and Unexpired Leases of the Debtors not previously assumed or rejected pursuant to Bankruptcy Code Section 365 and appropriate authorizing orders of the Court.

(B)	Section 1123(b)(3)—Release, Exculpation, Non-Debtor Release, Injunction and Preservation of Claims Provisions

S. Releases by the Debtors. The releases of Claims and Causes of Action by the Debtors and Reorganized Debtors described in Article X.B of the Plan (the “Debtor Releases”) are a necessary and important aspect of the Plan. The Debtor Releases are based on sound business judgment, are in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, are fair, equitable, and reasonable, and are acceptable pursuant to the standards that courts in this district generally apply. Each Released Party played an integral role in the Chapter 11 Cases and made substantial concessions that underpin the consensual resolution of these Chapter 11 Cases that will allow the Debtors to expeditiously exit bankruptcy and continue their operations. Additionally, the Plan, including the Debtors’ Release, was vigorously negotiated by sophisticated entities that were represented by able counsel and financial advisors.

T. Exculpation. The Exculpation described in Article X.D of the Plan is appropriate under applicable law because it is part of a Plan proposed in good faith, was vital to the Plan formulation process and is appropriately limited in scope. The Exculpation, including its carve-out for fraud, gross negligence, willful misconduct or criminal misconduct, is consistent with established practice in this jurisdiction and others.

U. Releases by Holders of Claims and Interests. The releases of Claims and Causes of Action by Holders of Claims and Interests described in Article X.C of the Plan, including the releases of non-Debtors (the “Non-Debtor Releases”), are an important aspect of the Plan. The Non-Debtor Releases are designed to provide finality for the Released Parties with respect to such parties’ respective obligations under the Plan. The Ballots clearly direct Holders of Claims or Interests to Article X of the Plan for further information about the Non-Debtor Releases and how to opt-out of the voluntary Non-Debtor Releases. Thus, Holders of Claims or Interests were given due and adequate notice that they would be consenting to the Non-Debtor Releases by voting to accept the Plan. The Non-Debtor Releases are appropriate, important to the success of the Plan and consistent with established practice in this jurisdiction and others. The provisions of the Plan, including the Non-Debtor Releases, were vigorously negotiated prepetition, and the Debtors’ key stakeholders were unwilling to support the Plan without the Non-Debtor Releases.

V. Further, the Non-Debtor Releases were provided in exchange for significant consideration. First, the Consenting Banks, engaged with the Debtors and the Noteholder Committee in good faith, spent significant time and efforts in negotiating the terms of the Plan and the Amended Credit Agreement, and ultimately agreed to enter into a new revolving credit facility with the Reorganized Debtors, which they were not otherwise obligated to do. The Noteholder Committee and the Noteholders more broadly agreed nearly unanimously to surrender equity (both primary and in warrants) in the Reorganized Debtors to which they were otherwise entitled to facilitate a consensual and expeditious emergence from chapter 11. And with respect to the Ad Hoc Equity Committee, it engaged intently during the course of this restructuring and, also in the interest of maintaining a smooth path to emergence, agreed to support the Plan, including the release of any claims against the Released Parties. Finally, the Debtors’ directors and officers, and their employees more broadly, spent countless hours on double-duty during this process, driving the Debtors’ smooth transition into chapter 11 and imminent emergence after a successful balance sheet restructuring. In short, the contributions, concessions, and efforts by the Released Parties in formulating the Plan and putting the Debtors on a path for success fully support approving the Non-Debtor Releases.

W. Injunction. The injunction provision set forth in Article X.F of the Plan is necessary to preserve and enforce the discharge provision set forth in Article X.D of the Plan and is narrowly tailored to achieve that purpose.

X. Thus, each of the release, exculpation, non-debtor release, discharge and injunction provisions set forth in the Plan: (a) is within the jurisdiction of the Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to Bankruptcy Code Section 1123(a)(6); (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is in the best interests of, the Debtors, their Estates and the Holders of Claims and Interests; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; and (f) is consistent with Bankruptcy Code Sections 105, 1123, 1129, and other applicable provisions of the Bankruptcy Code. The record of the Combined Hearing and the Chapter 11 Cases is sufficient to support the release, exculpation, non-debtor release, discharge and injunction provisions contained in Article X of the Plan.

Y. Preservation of Rights of Action. Article V.R of the Plan and Disclosure Statement appropriately provides for the preservation by the Debtors of the Causes of Action in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, their Estates and Holders of Claims and Interests.

XIV.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code

Z. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including Bankruptcy Code Sections 1123, 1125, and 1126 and Bankruptcy Rules 3017, 3018 and 3019. As a result thereof, the requirements of Bankruptcy Code Section 1129(a)(2) have been satisfied.

(i)	Section 1129(a)(3)—Proposal of Plan in Good Faith.

AA. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself and the process leading to its formulation. The good faith of each of the entities who negotiated the Plan is evident from the facts and records of the Chapter 11 Cases and the record of the Combined Hearing and other proceedings held in the Chapter 11 Cases. The Plan is the product of arm’s-length negotiations among the Debtors and the Consenting Banks, the Consenting Noteholders, and the Ad Hoc Equity Committee. The Plan itself, and the process leading to its formulation, provide independent evidence of the good faith of the entities who negotiated the Plan, serve the public interest and assure fair treatment of Holders of Claims and Interests. The Debtors, the Consenting Noteholders, the Consenting Banks, and the Ad Hoc Equity Committee negotiated regarding the Plan with the legitimate and honest purposes of maximizing the value of the Debtors’ estates for the benefit of all creditors and shareholders and of emerging from bankruptcy with a capital structure that will permit the Debtors to satisfy their obligations. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital structure that will allow them to satisfy their obligations while maintaining sufficient liquidity and capital resources.

BB. Based on the record before this Court in the Chapter 11 Cases: (a) the Debtors; (b) the Prepetition Administrative Agent; (c) the Consenting Banks; (d) the Consenting Noteholders; (e) the Indenture Trustee; (f) the Ad Hoc Equity Committee; and (g) all of the respective members (including ex officio members), officers, directors, principals, managers, employees, partners, attorneys, financial advisors, accountants, investment bankers, investment advisors, actuaries, professionals, consultants, agents, affiliates, management companies, fund advisors, managed accounts or funds and representatives of each of the foregoing Entities (in each case in his, her or its capacity as such), including Cole Schotz P.C. in its capacity as counsel to the Debtors’ management employees and Andrews Kurth Kenyon LLP in its capacity as counsel to Stone’s independent directors, as of or after the Petition Date have acted in good faith and will continue to act in good faith if they proceed to: (i) consummate the Plan and the agreements, settlements, transactions and transfers contemplated thereby; and (ii) take the actions authorized and directed by the Confirmation Order.

(ii)	Section 1129(a)(4)—Bankruptcy Court
Approval of Certain Payments as Reasonable.

CC. The procedures set forth in the Plan for the Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance, with Bankruptcy Code Section 1129(a)(4). As a result thereof, the requirements of Bankruptcy Code Section 1129(a)(4) have been satisfied.

(iii)	Section 1129(a)(5)—Disclosure of Identity of Proposed
Management, Compensation of Insiders and Consistency of
Management Proposals with the Interests of Creditors and Public Policy.

DD. To the extent required by Bankruptcy Code Section 1129(a)(5), (1) the Debtors have disclosed the identity and affiliations of each individual initially proposed to serve, after the Effective Date of the Plan, as a director or officer of any of the Reorganized Debtors; (2) the appointment of the individuals disclosed to serve, after the Effective Date, as directors and officers of the Reorganized Debtors is consistent with the interests of Holders of Claims and Interests and with public policy; and (3) the Debtors have disclosed all insiders that will be employed by the Reorganized Debtors and the nature of compensation for such insiders. As a result thereof, the requirements of Bankruptcy Code Section 1129(a)(5) have been satisfied.

(iv)	Section 1129(a)(6)—No Rate Changes.

EE. In accordance with Bankruptcy Code Section 1129(a)(6), the Court finds and concludes that the Debtors are not subject to any governmental regulation of any rates. Therefore, Section 1129(a)(6) of the Bankruptcy Code is not applicable.

(v)	Section 1129(a)(7)—Best Interests of Holders of Claims and Interests.

FF. The Liquidation Analysis included at Exhibit D of the Disclosure Statement and the other evidence related thereto that was proffered or adduced at or prior to the Combined Hearing: (a) are reasonable, persuasive and credible; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that, with respect to each Impaired Class, each Holder of an Allowed Claim or Interest in such Class has voted to accept the Plan or will receive under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

(vi)	Section 1129(a)(8)—Conclusive Presumption of Acceptance by
Unimpaired Classes; Acceptance of the Plan by Each Impaired Class.

GG. Classes 1 and 4 are composed of Unimpaired Claims and are conclusively presumed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code.

HH. Classes 2 and 3 are Classes of Impaired Claims that have voted to accept the Plan.

II. Class 5 is a Class of Impaired Interests that has voted to accept the Plan.

(vii)	Section 1129(a)(9)—Treatment of Claims Entitled
to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

JJ. Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Intercompany Claims are Unimpaired under Article II of the Plan. As a result thereof, the requirements of Bankruptcy Code Section 1129(a)(9) with respect to such Classes have been satisfied.

(viii)	Section 1129(a)(10)—Acceptance by At Least One Impaired Class.

KK. As set forth in the Vote Certifications, Classes 2 and 3 have voted to accept the Plan. As such, at least one Class of Claims that is Impaired under the Plan has accepted the Plan at each Debtor, determined without including any acceptance of the Plan by any insider. As a result thereof, the requirements of Section 1129(a)(10) of the Bankruptcy Code have been satisfied.

(ix)	Section 1129(a)(11)—Feasibility of the Plan.

LL. The evidence proffered or adduced at, or prior to, the Combined Hearing in connection with the feasibility of the Plan, including the Financial Projections included at Exhibit E of the Disclosure Statement, is reasonable, persuasive and credible. As a result thereof, the requirements of Section 1129(a)(11) of the Bankruptcy Code have been satisfied.

(x)	Section 1129(a)(12)—Payment of Bankruptcy Fees.

MM. The Plan provides that Reorganized Stone shall pay all fees payable under section 1930 of title 28, United States Code on and after the Effective Date until the entry of a final decree in each Debtor’s Chapter 11 Case or until such Chapter 11 Case is converted or dismissed. As a result thereof, the requirements of Section 1129(a)(12) of the Bankruptcy Code have been satisfied.

(xi)	Section 1129(a)(13)—Retiree Benefits.

NN. Bankruptcy Code Section 1129(a)(13) requires a plan to provide for retiree benefits at levels established pursuant to Bankruptcy Code Section 1114. Article V.Q of the Plan provides that, on and after the Effective Date, all retiree benefits (as that term is defined in Bankruptcy Code Section 1114), if any, shall continue to be paid in accordance with applicable law. As a result thereof, the requirements of Bankruptcy Code Section 1129(a)(13) have been satisfied.

(xii)	Sections 1129(a)(14), (15), and (16)—
Domestic Support Obligations; Unsecured Claims
Against Individual Debtors; Transfers by Nonprofit Organizations.

OO. None of the Debtors have domestic support obligations, are individuals or are nonprofit organizations. Therefore, Bankruptcy Code Sections 1129(a)(14), (15), and (16) do not apply to the Chapter 11 Cases.

(xiii)	Section 1129(c)—Only One Plan.

PP. Other than the Plan (including previous versions thereof), which Plan constitutes a separate chapter 11 plan for each of the three Debtors, no other plan has been filed in the Chapter 11 Cases. As a result thereof, the requirements of Bankruptcy Code Section 1129(c) have been satisfied.

(xiv)	Section 1129(d)—Principal Purpose
of the Plan Is Not Avoidance of Taxes.

QQ. No governmental unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act of 1933. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. As a result thereof, the requirements of Bankruptcy Code Section 1129(d) have been satisfied.

XV. Satisfaction of Confirmation Requirements

RR. Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in Bankruptcy Code Section 1129.

XVI. Disclosure: Agreements and Other Documents

SS. The Debtors have disclosed all material facts regarding: (a) the adoption of the Amended Organizational Documents, or similar constituent documents; (b) the selection of directors and officers for the Reorganized Debtors; (c) the New Indenture; (d) the Amended Credit Agreement; (e) the Intercreditor Agreement (f) the New Warrant Agreement; (g) the Registration Rights Agreement; (h) other distributions in accordance with the Plan; (i) the issuance and distribution of the New Securities, which are validly issued, fully paid and non-assessable; (j) the adoption, execution and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Reorganized Debtors; and (k) the adoption, execution and delivery of all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing.

XVII.	Transfers by the Debtors; Vesting of Assets

TT. All transfers of property of the Debtors, including, but not limited to, the issuance and distribution of the New Securities, shall be free and clear of all Liens, charges, Claims, encumbrances and other interests of creditors, except as expressly provided in the Plan. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, pursuant to Bankruptcy Code Sections 1141(b) and (c), all property in each Estate, all Causes of Action (except those released pursuant to the Releases by the Debtors) and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or interests of creditors, other encumbrances (except for Liens granted to secure the obligations under the Exit RBL Credit Documents (as defined below) and the obligations under the New Secured Notes). Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable nonbankruptcy law. Each distribution and issuance of New Securities under the Plan shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

XVIII.	Satisfaction of Conditions Precedent

UU. Each of the conditions precedent to Confirmation of the Plan, as set forth in Article IX.A of the Plan, has been satisfied or waived in accordance with the provisions of the Plan. Each of the conditions precedent to the Effective Date, as set forth in Article IX.B of the Plan, has been or is likely to be satisfied or waived in accordance with the provisions of the Plan.

XIX.	Implementation

VV. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, have been negotiated in good faith, at arm’s-length, and are in the best interests of the Debtors and the Reorganized Debtors and shall, upon completion of documentation and execution, be valid, binding and enforceable documents and agreements not in conflict with any federal or state law.

XX.	New Warrant Agreement

WW. The New Warrant Agreement is an essential element of the Plan, and entry into and consummation of the transactions contemplated by the New Warrant Agreement is in the best interests of the Debtors, the Debtors’ Estates and Holders of Claims and Interests and is approved in all respects. The Debtors have exercised reasonable business judgment in determining to enter into the New Warrant Agreement and have provided sufficient and adequate notice of the New Warrant Agreement. The Debtors are authorized, without any further notice to or action, order or approval of this Court, to execute and deliver all agreements, documents, instruments and certificates relating thereto and to perform their obligations thereunder. The terms and conditions of the New Warrant Agreement have been negotiated in good faith, at arm’s-length, are fair and reasonable and are approved. The New Warrant Agreement shall, upon execution, be valid, binding, and enforceable and shall not be in conflict with any federal or state law.

XXI.	Approval of the New Indenture, Intercreditor Agreement and Amended Credit Agreement

XX. Each of the New Indenture, the Intercreditor Agreement, and the Amended Credit Agreement is an essential element of the Plan, necessary for confirmation and consummation of the Plan, and critical to the overall success and feasibility of the Plan. Entry into and consummation of the transactions contemplated by the New Indenture, the Intercreditor Agreement, and the Amended Credit Agreement are in the best interests of the Debtors, the Debtors’ Estates and Holders of Claims and Interests and are approved in all respects. The Debtors have exercised reasonable business judgment in determining to enter into the New Indenture, the Intercreditor Agreement, and the Amended Credit Agreement and have provided sufficient and adequate notice of the New Indenture, the Intercreditor Agreement, and the

Amended Credit Agreement. The Debtors are authorized, without any further notice to or action, order or approval of this Court, to execute and deliver all agreements, documents, instruments and certificates relating thereto and to perform their obligations thereunder, including, without limitation, obligations relating to the payment or reimbursement of any fees, expenses, losses, damages, or indemnities. The terms and conditions of the New Indenture, the Intercreditor Agreement, and the Amended Credit Agreement have been negotiated in good faith, at arm’s-length, are fair and reasonable and are approved. The New Indenture, the Intercreditor Agreement, and the Amended Credit Agreement shall, upon execution, be valid, binding and enforceable and shall not be in conflict with any federal or state law.

XXII.	Implementation of Other Necessary Documents and Agreements

YY. All other documents and agreements necessary to implement the Plan, including, without limitation, the Registration Rights Agreement, are in the best interests of the Debtors, the Reorganized Debtors and Holders of Claims and Interests and have been negotiated in good faith and at arm’s-length. The Debtors have exercised reasonable business judgment in determining to enter into all such documents and agreements and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements are fair and reasonable and are approved. The Debtors are authorized, without any further notice to or action, order, or approval of this Court, to execute and deliver all such agreements, documents, instruments and certificates relating thereto and perform their obligations thereunder.

XXIII.	Executory Contracts and Unexpired Leases

ZZ. The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases as set forth in Article VI of the Plan, the Plan Supplement, the Confirmation Order or otherwise. Each assumption or rejection of an Executory Contract or Unexpired Lease in accordance with Article VI of the Plan, the Plan Supplement, the Confirmation Order or otherwise shall be legal, valid, and binding upon the applicable Debtor and all non-Debtor counterparties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption or rejection had been authorized and effectuated pursuant to a separate order of the Court that was entered pursuant to Bankruptcy Code Section 365 prior to Confirmation.

XXIV.	The Reorganized Debtors Will Not Be Insolvent or Left With Unreasonably Small Capital

AAA. As of the occurrence of the Effective Date and after taking into account the transactions contemplated by the Plan: (a) the present fair value of the property of the Reorganized Debtors and the cash flow generated by such assets will be not less than the amount that will be required to pay the probable liabilities on the Reorganized Debtors’ then-existing debts as they become absolute and matured, considering all financing alternatives and potential asset sales reasonably available to the Reorganized Debtors; and (b) the Reorganized Debtors’ capital will not be unreasonably small in relation to their business or any contemplated or undertaken transaction.

ORDER

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. Confirmation. The Plan and Plan Supplement (as such may be amended by the Confirmation Order or in accordance with the Plan, and which amendments are hereby incorporated into and constitute a part of the Plan) and each of the provisions thereof, as may be modified by this Confirmation Order, are confirmed in each and every respect pursuant to Bankruptcy Code Section 1129. The documents contained in the Plan Supplement, and any amendments, modifications and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), and the execution, delivery and performance thereof by the Reorganized Debtors, are authorized and approved. Without any further notice to or action, order or approval of the Court, the Debtors (with the consent of the Required Consenting Noteholders or the Required Consenting Banks to the extent set forth in the Plan), the Reorganized Debtors and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with the Plan. As set forth in the Plan, once finalized and executed, the documents comprising the Plan Supplement and all other documents contemplated by the Plan shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all Liens and other security interests purported to be created thereby.

2. Objections. Based upon the record of the Combined Hearing, any objections that have not been consensually resolved or withdrawn are overruled on the merits pursuant to this Confirmation Order.

3. Disclosure Statement Approved. The Disclosure Statement contains “adequate information” within the meaning of Section 1125 of the Bankruptcy Code and the Disclosure Statement is approved in all respects pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

4. Binding Effect; Federal Rule of Civil Procedure 62(a). Immediately upon the entry of this Confirmation Order: (a) this Confirmation Order and the provisions of the Plan shall be binding upon (i) the Debtors, (ii) the Reorganized Debtors, (iii) all Holders of Claims against and Interests in the Debtors, whether or not Impaired under the Plan and whether or not, if

Impaired, such Holders accepted the Plan, (iv) each Person acquiring property under the Plan, (v) any other party-in-interest, (vi) any Person making an appearance in these Chapter 11 Cases, and (vii) each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians; and (b) the Debtors are authorized to consummate the Plan immediately upon entry of this Confirmation Order in accordance with the terms of the Plan.

5. Appointment of Board of Directors of Reorganized Stone. The board of directors of Reorganized Stone shall be appointed as provided in the Plan. Such appointment, upon entry of this Confirmation Order, shall be made, pursuant to section 303 of the General Corporation Law of the State of Delaware (the “DGCL”), with like effect as if made by unanimous action of the stockholders of Reorganized Stone in lieu of the annual meeting of stockholders. The directors appointed pursuant to the Plan shall hold office from and after the Effective Date, subject to the earlier resignation, death, disqualification or removal of such director, until the next annual meeting or until his or her successor shall have been elected and qualified in accordance with applicable law and the terms of the Amended Organizational Documents. Entry of this Confirmation Order shall be deemed to satisfy the requirements of section 211(c) of the DGCL, and Reorganized Stone shall not be required to hold an annual meeting of stockholders until June 1, 2018. In lieu of holding an annual meeting of stockholders in 2017, the stockholders of Reorganized Stone have approved Ernst & Young as Reorganized Stone’s independent auditors for 2017 to ensure that Reorganized Stone makes all disclosures required by section 303A of the New York Stock Exchange Listed Company Manual.

6. Effectuating Documents; Further Transactions; General Authorizations. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order pursuant to Bankruptcy Code Section 1142(b) or otherwise. Entry of this Confirmation Order shall constitute an authorization for the Debtors and Reorganized Debtors to take or cause to be taken any and all actions to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including, without limitation, the distribution of the securities to be issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, in each case without (a) further notice to or order of the Court, (b) act or action under applicable law, regulation, order, or rule or (c) any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors or the Reorganized Debtors or by any other Person (except for those expressly required pursuant to the Plan). In addition to the authority to execute and deliver, adopt, assign, or amend, as the case may be, the contracts, leases, instruments, releases, and other agreements specifically granted in this Confirmation Order and the Plan, the Debtors and the Reorganized Debtors are authorized, and empowered, without necessity of action of their respective stockholders or boards of directors, to take any and all actions as any of their executive officers may determine are necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

7. Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law stated in the Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

8. Incorporation by Reference. The terms of the Plan, the Plan Supplement and the exhibits thereto are incorporated by reference into, and are an integral part of, the Confirmation Order. The terms of the Plan, the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date.

9. Plan Classifications Controlling. The classification of Claims and Interests for purposes of distributions made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes and (c) shall not be binding on the Debtors.

10. Cancellation of Liens, Claims and Equity Interests. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, including the Exit RBL Credit Documents, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VII of the Plan, all Liens, Claims, Interests, mortgages, deeds of trust, or other security interests against the property of the Estates will be fully released, terminated, extinguished and discharged (except to the extent reinstated under the Plan), in each case without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. Any Person holding such Liens or interests shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Person and will, pursuant to Bankruptcy Code Section 1142, promptly take such actions as may be requested by the Reorganized Debtors to evidence the release of such Liens or interests, including the execution, delivery, and filing or recording of instruments of termination, release, satisfaction and/or assignment (in recordable form). To the extent any such release is not promptly delivered, filed, or otherwise effected by such Person to the satisfaction of the Reorganized Debtors, the Reorganized Debtors shall be deemed authorized to execute, file, record, deliver, or otherwise cause such releases without further notice or order of this Court. All right, title, and interest of any Person holding any Liens, Claims, Interests, mortgages, deeds of trust, or other security interests against the property of the Debtors, including any rights to any collateral thereunder (except for the Liens continued or granted pursuant to the Exit RBL Credit Documents), shall revert to the applicable Reorganized Debtors and their successors and assigns.

11. Exit RBL Credit Documents. The Debtors and the Reorganized Debtors are authorized in all respects, without further approval of the Bankruptcy Court, to (a) execute and deliver, or cause to be executed and delivered, all agreements, documents, instruments, and certificates relating to the Amended Credit Agreement (together, the “Exit RBL Credit Documents”), and to perform their obligations thereunder, including, without limitation, any documents related to the loans and other extensions of credit contemplated by the Amended Credit Agreement, any guarantees thereof, and any other documents executed in connection therewith, (b) grant Liens to secure such loans, other extensions of credit, and guarantees, (c) borrow under the Amended Credit Agreement and use the proceeds of such borrowings for any purpose permitted thereunder, and (d) perform all of their obligations under the Exit RBL Credit Documents (including their obligations to pay any fees in connection therewith). As of the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, managers, members, or equity interest holders of the Reorganized Debtors, the Liens and security interests granted pursuant to the Exit RBL Credit Documents shall constitute legal, valid, perfected, and enforceable Liens and security interests in the collateral (as defined in the Exit RBL Credit Documents) and such Liens and security interests shall constitute legal, valid, and binding obligations of the Reorganized Debtors. Without limiting the foregoing, the holder(s) of Liens under the Exit RBL Credit Documents are hereby authorized to file, with the appropriate authorities, financing statements and other documents (the “Exit RBL Perfection Documents”) or to take any other action in order to evidence, validate, and perfect such Liens or security interests. Subject in all cases to the terms and provisions of the Exit RBL Credit Documents, the Debtors and the Reorganized Debtors are hereby authorized to execute and deliver to the lenders under the Exit RBL Credit Documents (the “Exit Lenders”) any such agreements, financing statements, instruments, and other documents, or obtain all government approvals and consents the Exit Lenders may reasonably request or that are required to establish and perfect such Liens and security interests under the provisions of applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order, and are hereby authorized to cooperate to make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. Whether the Exit RBL Perfection Documents are filed prior to, on, or after the Effective Date, (i) such Exit RBL Perfection Documents shall be valid, binding, enforceable, and in full force and effect against the Reorganized Debtors and any other Entity as of the Effective Date, and (ii) the Liens and security interests granted under or in connection with the Exit RBL Credit Documents shall become valid, binding, and enforceable obligations of the Reorganized Debtors and shall be valid, binding, and enforceable against the Reorganized Debtors and any other Entity (subject to the Intercreditor Agreement), in each case as of the Effective Date. The granting of such Liens, the making of such loans and other extensions of credit and such guarantees, the payment of fees contemplated thereunder, and the execution and consummation of the Exit RBL Credit Documents have been and are being undertaken in good faith, for legitimate business purposes, for reasonably equivalent value, and will be deemed not to constitute a fraudulent conveyance or fraudulent transfer, will not otherwise be subject to avoidance, or subject to recharacterization or subordination (including equitable subordination) for any purpose whatsoever under the Bankruptcy Code or any other applicable nonbankruptcy law, and the priorities of the Liens and security interest shall be as set forth in the Exit RBL Credit Documents and the Intercreditor Agreement.

12. New Secured Notes Credit Documents. The Debtors and the Reorganized Debtors are authorized in all respects, without further approval of the Bankruptcy Court, to (a) execute and deliver, or cause to be executed and delivered, all agreements, documents, instruments, and certificates relating to the New Indenture and New Secured Notes (together, the “New Secured Notes Credit Documents”), and to perform their obligations thereunder, including, without limitation, any documents related to the loans and other extensions of credit contemplated by the New Indenture, any guarantees thereof, and any other documents executed in connection therewith, (b) grant Liens to secure such loans, other extensions of credit, and guarantees, (c) issue the New Secured Notes, and (d) perform all of their obligations under the New Secured Notes Credit Documents (including their obligations to pay any fees in connection therewith). As of the Effective Date, without any further action by the Bankruptcy Court or the directors, officers, managers, members, or equity interest holders of the Reorganized Debtors, the Liens and security interests granted pursuant to the New Secured Notes Credit Documents shall constitute legal, valid, perfected, and enforceable Liens and security interests in the collateral (as defined in the New Secured Notes Credit Documents) and such Liens and security interests shall constitute legal, valid, and binding obligations of the Reorganized Debtors. Without limiting the foregoing, the holder(s) of Liens under the New Secured Notes Credit Documents are hereby authorized (to the extent permitted by the Intercreditor Agreement) to file, with the appropriate authorities, financing statements and other documents (the “New Secured Notes Perfection Documents”) or to take any other action in order to evidence, validate, and perfect such Liens or security interests. Subject in all cases to the terms and provisions of the New Secured Notes Credit Documents and only to the extent permitted by the Exit RBL Credit Documents and the Intercreditor Agreement, the Debtors and the Reorganized Debtors are hereby authorized to execute and deliver to the holders of the New Secured Notes, the New Indenture Trustee, and the collateral agent for the New Secured Notes (collectively, the “New Secured Notes Secured Parties”) any such agreements, financing statements, instruments, and other documents, or obtain all government approvals and consents the New Secured Notes Secured Parties may reasonably request or that are required to establish and perfect such Liens and security interests under the provisions of applicable state, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order, and are hereby authorized to cooperate to make all other filings and recordings that otherwise would be reasonably necessary under applicable law to perfect and/or give notice of such Liens and security interests to third parties. Whether the New Secured Notes Perfection Documents are filed prior to, on, or after the

Effective Date, (i) such New Secured Notes Perfection Documents shall be valid, binding, enforceable, and in full force and effect (against the Reorganized Debtors and any other Entity (subject to the Intercreditor Agreement) as of the Effective Date, and (ii) the Liens and security interests granted under or in connection with the New Secured Notes Credit Documents shall become valid, binding, and enforceable obligations of the Reorganized Debtors as of the Effective Date. The granting of such Liens, the issuance of the New Secured Notes and other extensions of credit and such guarantees, the payment of fees contemplated thereunder, and the execution and consummation of the New Secured Notes Credit Documents have been and are being undertaken in good faith, for legitimate business purposes, for reasonably equivalent value, and will be deemed not to constitute a fraudulent conveyance or fraudulent transfer, will not otherwise be subject to avoidance, or subject to recharacterization or subordination (including equitable subordination) for any purpose whatsoever under the Bankruptcy Code or any other applicable nonbankruptcy law, and the priorities of the Liens and security interest shall be as set forth in the New Secured Notes Credit Documents and the Intercreditor Agreement.

13. Retained Assets. To the extent that the succession to assets of the Debtors by the Reorganized Debtors pursuant to the Plan are deemed to constitute “transfers” of property, such transfers of property to the Reorganized Debtors (a) are or shall be legal, valid, and effective transfers of property, (b) vest or shall vest the Reorganized Debtors with good title to such property, free and clear of all liens, charges, Claims, encumbrances, or interests of creditors, except as expressly provided in the Plan or this Confirmation Order (including, without limitation, as to the liens and security interests granted in connection with the Exit RBL Credit Documents), (c) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) do not and shall not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability.

14. Automatic Stay. Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases under Bankruptcy Code Sections 105 and 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in Article X of the Plan and/or Bankruptcy Code Sections 524 and 1141. Upon the Effective Date, the injunction provided in Article X of the Plan shall apply. Notwithstanding anything to the contrary in this paragraph, nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

15. Change of Control Provisions. To the extent any provision in any Assumed Contract assumed pursuant to the Plan or the Sale (including, without limitation, any “change of control” or “anti-assignment” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the Reorganized Debtors’ assumption of such Assumed Contract, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to terminate such Assumed Contract or to exercise any other default-related rights with respect thereto or claim entitlement to any payment in connection therewith. Each Assumed Contract assumed pursuant to Article VI of the Plan shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as modified by the provisions of the Plan, any order of this Court authorizing and providing for its assumption, or applicable law.

16. Assumption of the Indemnification Provisions, Employment Agreements, Severance Agreement, D&O Insurance Policies and Fiduciary Liability Insurance Policies. The Debtors, and upon the Effective Date, the Reorganized Debtors, shall assume all of the Indemnification Provisions, Employment Agreements, Severance Agreement, D&O Insurance Policies and fiduciary liability insurance policies pursuant to Bankruptcy Code Section 365(a). Unless previously effectuated by separate order entered by the Court, entry of this Confirmation Order shall constitute the Court’s approval of the Debtors’ foregoing assumption of each of the Indemnification Provisions, Employment Agreements, Severance Agreement, D&O Insurance Policies and fiduciary liability insurance policies. Notwithstanding anything to the contrary contained herein, confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations of the Debtors or Reorganized Debtors assumed by the foregoing assumption of the Indemnification Provisions, Employment Agreements, Severance Agreement, D&O Insurance Policies and fiduciary liability insurance policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors hereunder. Notwithstanding anything to the contrary contained herein, confirmation of the Plan shall not impair or otherwise modify any rights of the Reorganized Debtors under the Indemnification Provisions, Employment Agreements, Severance Agreement, D&O Insurance Policies and fiduciary liability insurance policies. After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Insurance Policies (including any “tail policy”), and all officers, directors, members and partners of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such officers, directors, members or partners remain in such positions after the Effective Date.

17. Assumption of Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Reorganized Debtor shall be deemed to have assumed each Executory Contract or Unexpired Lease to which it is a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) is the subject of a motion to assume or reject filed on or before the Confirmation Date, or (c) is set forth in the Schedule of Executory Contracts or Unexpired Leases to be rejected by the Debtors previously filed with the Plan Supplement. This Confirmation Order shall constitute an order of the Court under Bankruptcy Code Section 365 approving the contract and lease assumptions or rejections described above, each as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to this Confirmation Order shall be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Court authorizing and providing for the assumption of such contract or lease, or applicable federal law. Any dispute over a cure amount owed on an assumed executory contact or unexpired lease shall be resolved in accordance with the terms of the Plan and this Confirmation Order.

18. Claims for Rejection Damages. If the Debtors’ rejection of an Executory Contract or Unexpired Lease pursuant to the Plan gives rise to a Claim against the Debtors by the non-Debtor party or parties to such contract or lease, such Claims shall be forever barred and shall not be enforceable against the Debtors, their respective Estates, or the

Reorganized Debtors unless a proof of Claim is filed with the Court and served upon the Debtors or the Reorganized Debtors, and their respective counsel, within thirty (30) days of the earlier of (a) the date of entry of an order approving such rejection and (b) service of a copy of this order on the counterparty to the rejected contract.

19. Post-Petition Contracts. Subject to the Amended Organizational Documents, contracts, leases and other agreements entered into after the Petition Date by a Debtor, including, without limitation, any Assumed Contracts by a Debtor, shall be performed by such Debtor or Reorganized Debtor in the ordinary course of its business, as applicable. Such contracts and leases (including any Assumed Contracts) shall survive and remain unaffected by entry of this Confirmation Order or the occurrence of the Effective Date.

20. Management Equity Incentive Program. On the Effective Date, Reorganized Stone shall be authorized and directed to establish and implement the Stone Energy Corporation 2017 Long-Term Incentive Plan (the “2017 LTIP”). As of the Effective Date, pursuant to this Confirmation Order and Section 303 of the DGCL, the 2017 LTIP shall be deemed adopted by the unanimous action of the board of directors of Reorganized Stone and is hereby approved by the unanimous action of the stockholders of Reorganized Stone (including without limitation, for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder and for purposes of the New York Stock Exchange). The foregoing sentence shall not be deemed to limit the application of Section 303 of the DGCL to any other corporate action taken pursuant to the Plan.

21. Plan Distributions. On and after the Effective Date, distributions on account of Allowed Claims and Allowed Interests and the resolution and treatment of Disputed Claims or Interests shall be effectuated pursuant to Article VII of the Plan.

22. Operation as of the Effective Date. On and after the Effective Date, except as otherwise provided in the Plan or this Confirmation Order, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and settle and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

23. Discharge of Debtors. Pursuant to Bankruptcy Code Section 1141(d)(1), and except as otherwise specifically provided in the Plan or the Appalachia Sale Agreement, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in Bankruptcy Code Sections 502(g), 502(h), or 502(i), in each case whether or not: (a) a proof of Claim or Interest based upon such Claim, debt, right or Interest is filed or deemed filed pursuant to Bankruptcy Code Section 501; (b) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to Bankruptcy Code Section 502; or (c) the Holder of such a Claim or Interest has accepted the Plan. Except as otherwise provided in the Plan or this Confirmation Order, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

24. Filing and Recording. This Confirmation Order (a) is and shall be effective as a determination that, except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan (including, without limitation, the Exit RBL Credit Documents), on the Effective Date, all Claims existing prior to such date have been unconditionally released, discharged, and terminated and (b) is and shall be binding upon and shall govern the acts of all entities including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including Uniform Commercial Code financing statements) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order (including, without limitation, the Exit RBL Credit Documents) without payment of any stamp or similar tax or governmental assessment imposed by state or local law.

25. Payment of Statutory Fees and Compliance with Reporting Requirements. The Reorganized Debtors shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. § 1930(a)(6). Any fees due as of the date of confirmation of the Plan will be paid in full before the Effective Date of the Plan or on the scheduled due date, whichever occurs first. After confirmation, the Reorganized Debtors shall timely pay United States Trustee quarterly fees as such fees accrue until each Debtor’s Chapter 11 Case is closed by the Court. The Debtors or Reorganized Debtors shall timely file with the Court and serve on the United States Trustee quarterly financial reports for each quarter (or portion thereof) that the Chapter 11 Cases remain open, in a format prescribed by the United States Trustee.

26. Releases by the Debtors. As provided for in Article X.B of the Plan, pursuant to Section 1123(b) of the Bankruptcy Code, the Debtor Releases in the Plan are approved and authorized.

27. Releases by Holders of Claims and Interests. As provided for in Article X of the Plan, the releases of the Released Parties (including non-Debtor releases) set forth in Article X.C of the Plan are approved, authorized and shall be effective as of the Effective Date without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and this Confirmation Order hereby permanently enjoins the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to the Releases set forth in the Plan. The releases set forth in Article X.C. were made for substantial consideration.

28. Exculpation. The exculpations set forth in Article X.D of the Plan are hereby approved and authorized.

29. Injunction. From and after the Effective Date, and as contemplated in Article X.F of the Plan, except as otherwise expressly provided in the Plan, the Plan Supplement or related documents, or for obligations issued pursuant to the Plan, all Releasing Parties are permanently enjoined from taking any of the following actions against the Debtors or the Reorganized Debtors: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

30. Exemption from Securities Laws. Pursuant to Section 1145 of the Bankruptcy Code, the offering, issuance and distribution of any securities contemplated by the Plan and any and all agreements incorporated therein, including the New Secured Notes and New Securities, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities. In addition, under Section 1145 of the Bankruptcy Code, any securities contemplated by the Plan and any and all agreements incorporated therein, including the issuance of New Secured Notes and New Securities, will be freely tradable by the recipients thereof, subject to: (a) the provisions of Section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments. Pursuant to Section 1145 of the Bankruptcy Code, the offering, issuance and distribution of New Warrants and the shares of New Common Stock issuable upon exercise thereof, as applicable, are exempt from registration under the Securities Act, and all appropriate state securities law filings have been made with respect to the New Warrants or the shares of New Common Stock issuable upon the exercise thereof.

31. Exemption from Taxation. Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or Entity pursuant to the Plan, including transfers of assets to Reorganized Stone or in relation to the Exit RBL Credit Documents and New Secured Notes (including, without limitation, any mortgages or other collateral documents related thereto), and the issuance of the New Securities, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment.

32. Continued Corporate Existence. The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities with all powers of a corporation or limited liability company, as the case may be, under the laws of the respective states governing their formation and existence and in accordance with their respective Amended Organizational Documents. On the Effective Date, without any further corporate or similar action, the relevant Amended Organizational Documents shall be effective as to each respective Reorganized Debtor.

33. Effectiveness of All Actions. All actions authorized to be taken pursuant to the Plan shall be effective on, prior to or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, members or stockholders of the Debtors or Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members or stockholders.

34. Approval of Consents and Authorization To Take Acts Necessary To Implement Plan. Pursuant to Section 1142(b) of the Bankruptcy Code, section 303 of the DGCL, and any comparable provision of the business corporation laws of any other state, the Reorganized Debtors and the officers and members of the boards of directors, boards of managers or similar governing bodies thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization or consents except for those expressly required pursuant to the Plan or the Amended Organizational Documents, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms.

35. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan, and all related documents (including, without limitation, the Exit RBL Credit Documents, the New Secured Notes Credit Documents, and the Intercreditor Agreement), and any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law, rule, or regulation of any state, federal, or other governmental authority.

36. Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or consummation of the Plan, any certifications, documents, instruments or agreements (including, without limitation, any mortgages or other collateral documents related to the Exit RBL Credit Documents or the New Secured Notes Credit Documents), and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

37. Termination of Challenge Period. The Investigation Termination Date and the Supplemental Investigation Termination Date (each as defined in the Final Order (I) Authorizing Postpetition Use of Cash Collateral, (II) Granting Adequate Protection to the Prepetition Secured Parties, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief [Docket No. 256] (the “Final Cash Collateral Order”)) shall be deemed to have terminated on the Effective Date, and, upon such termination, the stipulations, admissions, findings, and releases contained in the Final Cash Collateral Order shall be binding on the Debtors’ Estates and all parties in interest.

38. Confirmation Order Supersedes. It is hereby ordered that this Confirmation Order shall supersede any Court orders issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order.

39. Notice of Entry of Confirmation Order. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Reorganized Debtors shall file notice of entry of this Confirmation Order in substantially the form annexed hereto as Exhibit B (the “Notice of Confirmation”).    Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Confirmation substantially in the form annexed hereto as Exhibit B is approved.

40. Notice of Effective Date. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Reorganized Debtors shall file notice of the Effective Date in substantially the form annexed hereto as Exhibit C (the “Notice of Effective Date”). Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Effective Date substantially in the form annexed hereto as Exhibit C is approved.

41. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under Bankruptcy Code Sections 1101(2) and 1127(b).

42. Estimation Proceedings. Any and all rights of the Debtors and Reorganized Debtors under Bankruptcy Code Section 502(c) are reserved.

43. Other Rights. Any and all rights of the Debtors and Reorganized Debtors under Section 502(e) of the Bankruptcy Code are reserved.

44. Failure To Consummate Plan. If the Effective Date of the Plan does not occur, the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement will: (a) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the Debtors, any Holders or any other Person; (c) constitute an Allowance of any Claim or Interest; or (d) constitute an admission, acknowledgement, offer or undertaking by the Debtors, any Holders or any other Person in any respect.

45. Modification of Plan. Without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, in consultation with the Required Consenting Noteholders and the Required Consenting Banks and in a manner consistent with the Restructuring Support Agreement, are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement, and any other documents that are necessary to effectuate the Plan, that do not materially modify the terms of such documents and are consistent with the Plan. Subject to the limitations and rights contained in the Plan, after the entry of this Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, after notice and hearing and entry of an order of the Court, amend or modify the Plan, in consultation with the Required Consenting Noteholders and the Required Consenting Banks and in a manner consistent with the Restructuring Support Agreement, in accordance with Bankruptcy Code Section 1127(b) or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, provided that any such amended or modification shall be consistent with the Agreed Order Resolving Motion of the Ad Hoc Committee of Stone Energy Shareholders to Appoint an Official Committee of Equity Security Holders [Docket No. 147]. A Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of such Claim or Interest of such Holder.

46. References to Plan Provisions. The failure to include or reference any particular provision of the Plan or Plan Supplement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.

47. Effect of Plan on the Appalachia Sale Agreement. Nothing in the Plan shall limit or abrogate the obligations of the Debtors or any other party under the Appalachia Sale Agreement, which is assumed pursuant to Article VI.A of the Plan. Notwithstanding anything herein to the contrary, the Debtors shall pay the Break-Up Fee and the Expense Reimbursement (each as defined in the Purchase and Sale Agreement dated October 20, 2016 (as such agreement has been amended, restated or supplemented, the “Stalking Horse Purchase Agreement”) between Stone Energy Corporation and TH Exploration III, LLC, a Texas limited liability company (the “Stalking Horse”)) to the Stalking Horse pursuant to and in accordance with the terms of the Stalking Horse Purchase Agreement.

48. Employee Benefit Plans. All Specified Employee Plans (as defined in the Restructuring Term Sheet), excluding the Terminated Specified Employee Plans (as defined herein) and as modified or terminated in accordance with the Order Pursuant to 11 U.S.C. §§ 105(a), 363 (b) and 365(a) and Fed. Bankr. P. 6004, 6006 and 9019 Authorizing and Approving (I) Executive Claims Settlement Agreement with Senior Executives and (II) the Assumption of Certain Amended Employment Agreements and Non-Qualified Plan, dated January 11, 2017 [Docket No. 262], shall continue in full force and effect. The Stone Energy Corporation 2016 Performance Incentive Compensation Plan (the “2016 Performance Incentive Compensation Plan”), the Stone Energy Corporation Employee Change of Control Severance Plan (the “Employee Change of Control Severance Plan”) and the Stone Energy Corporation 2009 Amended and Restated Stock Incentive Plan (As Amended and Restated December 17, 2015) (the “Stock Incentive Plan” and collectively with the 2016 Performance Incentive Compensation Plan and the Employee Change of Control Severance Plan, the “Terminated Specified Employee Plans”) are terminated as of the Effective Date. Notwithstanding the termination of the Terminated Specified Employee Plans, (a) any payments due and owing to Participants (as defined in the 2016 Performance Incentive Compensation Plan) with respect to the 4th Quarter, 2016 and any annual true-up which are unpaid as of the Effective Date will be paid by Reorganized Stone, (b) Reorganized Stone is authorized (i) to provide the Change of Control (as defined in the Employee Change of Control Severance Plan) benefits set forth in Section 2.1 of the Employee Change of Control Severance Plan to all Covered Employees (as defined in the Employee Change of Control Severance Plan) on the Effective Date and (ii) to the extent that any Covered Employee incurs an Involuntary Termination (as defined in Employee Change of Control Severance Plan) within six (6) months of the Effective Date, to pay the severance payments set forth in Section 2.2 of the Employee Change of Control Severance Plan to such Covered Employee upon the execution by such Covered Employee of a Release (as defined in Employee Change of Control Severance Plan) and such Release becoming irrevocable, and (c) all restricted shares issued under the Stock Incentive Plan shall be treated on the same basis as other holders of Old Common Stock under the Plan, provided, however, that any New Securities received pursuant to the Plan shall be subject to the vesting provisions set forth in the agreement granting such restricted shares and the terms of the Stock Incentive Plan.

49. Federal and State Governments: Nothing in the Plan, this Confirmation Order or the related Plan documents discharges or releases the Debtors, the Reorganized Debtors or any non-Debtor from any Claim, liability or cause of action of the United States of America (the “United States”) or any state or impairs the ability of the United States or any state to pursue any claim, liability, cause of action or defense against any Debtor, Reorganized Debtor or non-Debtor. All Claims, liabilities, causes of action, or defenses of or to the United States or any state shall survive the Chapter 11 Cases as if the Chapter 11 Cases had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses or Claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan, this Confirmation Order or the related Plan documents shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors with respect to any such Claim, liability or cause of action under non-bankruptcy law, or be construed as an admission as to the existence of any fact or the validity of any Claim with respect to or in connection with any Claim, liability or cause of action. Without limiting the foregoing, for the avoidance of doubt: (1) the United States or any state shall not be required to file any proofs of claim in the Debtors’ Chapter 11 Cases in order to be paid on account of any Claim, liability or cause of action; (2) nothing shall affect or impair the exercise of the United States’ or any state’s police and regulatory powers against the Debtors and/or the Reorganized Debtors; and (3) nothing shall affect or impair the United States’ or any state’s rights to assert setoff and recoupment against the Debtors and/or the Reorganized Debtors and such rights are expressly preserved.

50. Contracts, leases, covenants, operating rights agreements, grants of rights-of-way, grants of rights-of-use and easement, or other interests or agreements with the United States or involving (1) federal land or minerals or (2) lands or minerals held in trust for federally-recognized Indian tribes or held by such Indian landowners in fee with federal restriction on alienation not rejected during these Chapter 11 Cases shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ Chapter 11 Cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law in connection therewith. Without limiting the foregoing, for the avoidance of doubt, nothing in the Plan, this Confirmation Order or the related Plan documents shall be interpreted to set cure amounts, to impair audit rights, or to require the United States or any state to novate or otherwise consent to the transfer of any federal or state interests.

51. Seismic Exchange, Inc. In resolution of the Limited Objection of Seismic Exchange, Inc. and Certain of Its Affiliates to Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Docket No. 338] (the “SEI Plan Objection”) and Objection of Seismic Exchange, Inc. and Certain of Its Affiliates to Notice of Possible of Assumption of Certain Executory Contracts and Unexpired Leases and Proposed Cure Amount [Docket No. 339] (the “SEI Cure Objection” and, together with the SEI Plan Objection, the “SEI Objections”), (i) each contract between Seismic Exchange, Inc. (together with each affiliated entity that is party to any agreement with the Debtors including, but not limited to, all agreements set forth in the SEI Objections, the “SEI Entities”), on the one hand, and any of the Debtors, on the other hand (collectively, the “SEI Agreements”) shall be assumed by the Reorganized Debtors pursuant to the Plan without modification or amendment, (ii) except to the extent of a written agreement, if any, entered into in connection with the SEI Objections among the SEI Entities and the Debtors stating otherwise, no cure amount, and no change of control fee, transfer fee or similar fee or payment, is owed or payable by the Debtors or Reorganized Debtors in connection with the assumption of the SEI Agreements or the transactions contemplated by the Plan, (iii) except as otherwise set forth in this paragraph, all rights, entitlements and defenses of the SEI Entities and the Reorganized Debtors under the SEI Agreements shall remain in full force and effect and shall not be altered, impacted or otherwise affected by the assumption of the SEI Agreements or the terms of the Plan and (iv) the Reorganized Debtors shall be obligated to make all payments when due and payable under the terms of the SEI Agreements in accordance with the terms thereof.

52. Geophysical Pursuit, Inc. In resolution of the Limited Objection of Geophysical Pursuit, Inc. to Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code [Docket No. 331] (the “GPI Plan Objection”) and Objection of Geophysical Pursuit, Inc. to Notice of Possible of Assumption of Certain Executory Contracts and Unexpired Leases and Proposed Cure Amount [Docket No. 332] (the “GPI Cure Objection” and, together with the GPI Plan Objection, the “GPI Objections”), (i) each contract between Geophysical Pursuit, Inc. (together with each affiliated entity that is party to any agreement with the Debtors including, but not limited to, all agreements set forth in the GPI Objections, the “GPI Entities”), on the one hand, and any of the Debtors, on the other hand (collectively, the “GPI Agreements”) shall be assumed by the Reorganized Debtors pursuant to the Plan without modification or amendment, (ii) except to the extent of a written agreement, if any, entered into in connection with the GPI Objections among the GPI Entities and the Debtors stating otherwise, no cure amount, and no change of control fee, transfer fee or similar fee or payment, is owed or payable by the Debtors or Reorganized Debtors in connection with the assumption of the GPI Agreements or the transactions contemplated by the Plan, (iii) except as otherwise set forth in this paragraph, all rights, entitlements and defenses of the GPI Entities and the Reorganized Debtors under the GPI Agreements shall remain in full force and effect and shall not be altered, impacted or otherwise affected by the assumption of the GPI Agreements or the terms of the Plan and (iv) the Reorganized Debtors shall be obligated to make all payments when due and payable under the terms of the GPI Agreements in accordance with the terms thereof.

53. Seitel. The Debtors and Seitel Data, Ltd., Seitel Data Corp., Seitel Offshore Corp., Seitel Canada Ltd. f/k/a Olympic Seismic Ltd., affiliated companies (collectively, “Seitel”), have consensually resolved disputes related to the assumption of numerous executory contracts between the Debtors and Seitel. This resolution is embodied in that certain continuation agreement between the Debtors and Seitel, dated as of February 8, 2017 (the “Letter Agreement”). Pursuant to section 365 of the Bankruptcy Code, (a) subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the Letter Agreement, this Confirmation Order approves the assumption of the Letter Agreement, as well as the Assumed Licenses and supplements related to the Assumed Data (each as defined in the Letter Agreement) as of the Effective Date, (b) notwithstanding anything in the Plan, the Plan Supplement, or this Confirmation Order to the contrary, this Confirmation Order also approves the rejection of the Rejected Licenses (as defined in the Letter Agreement) as of the Effective Date, (c) all other data licensed by Debtors or its predecessor companies will be destroyed by Debtors and Debtors will execute the Verification of Return/Destruction of Data as set forth in the Letter Agreement; and (d) nothing in the Plan shall modify the Seitel Agreements; provided, however, that the Plan, and the transactions contemplated by the Plan, shall not trigger a “change in control” under any of the Seitel Agreements and the Plan does not affect any future right for Seitel to assert a change of control for future transactions or events that occur subsequent to the Plan and its confirmation and the consummation of the transactions contemplated by the Plan on the Effective Date.

54. Plaintiffs in Certain Landowner Lawsuits. The following are plaintiffs in certain litigation in which one or more of the Debtors are named as a defendant: (i) Defelice Land Company, LLC is a plaintiff in that certain litigation styled Defelice Land Company, LLC v.

ConocoPhillips Company, et al., Case No. 61-926 pending in the 25th Judicial District Court, Parish of Plaquemines, State of Louisiana; (ii) Sandra Couvillon Borne, Judith Rojas Kegay, Wayne J. Nolan, Jeffrey C. Nolan, Keith M. Nolan, Kevin M. Nolan, Mary Jo Nolan Couvillon, Douglas G. Nolan, IV, Darren John Nolan, Dina Kathlyn Nolan Wheeler and David Rojas Nolan are plaintiffs in that certain civil litigation styled Sandra Couvillon Borne, et at v. Chevron U.S.A. Holdings, Inc., et al, Case No. 744218, pending in the 24th Judicial District Court, Parish of Jefferson, State of Louisiana (collectively, the “Landowner Lawsuits”). The plaintiffs in the Landowner Lawsuits and the Debtors reserve all claims and rights in connection with the Landowner Lawsuits, including the plaintiffs’ rights to prosecute any and all claims, demands and causes of action which have or could be asserted against the Debtors in the Landowner Lawsuits, and the Debtors reserve any and all defenses and causes of action, if any, they have or may have with respect to the plaintiffs’ claims, demands and causes of action. Upon the occurrence of the Effective Date, the automatic stay pursuant to Bankruptcy Code Section 362 shall no longer apply with respect to the Landowner Lawsuits. Subject to the occurrence of the Effective Date, the plaintiffs may prosecute the Landowner Lawsuits to conclusion, and if judgment is rendered in favor of any one or more of the plaintiffs, and against the Debtors, plaintiffs may execute against property of the Debtors, to the extent available, including any applicable insurance policies, only as permitted by applicable law.

55. Red Willow. The Debtors and Red Willow Offshore, LLC (“Red Willow”) have consensually resolved disputes relating to the assumption of executory contracts between the Debtors and Red Willow. Pursuant to Bankruptcy Code Section 365, the Debtors agree to assume all executory contracts with Red Willow. For the avoidance of doubt, as described in the Limited Objection of Red Willow Offshore, LLC to Debtors’ Notices of Possible Assumption of

Certain Executory Contracts and Unexpired Leases [Docket No. 352] (the “Red Willow Objection”), the Operating Agreement, OCS Lease and MC 816 Assignment (each as defined in the Red Willow Objection) shall be assumed pursuant to the Plan as of the Effective Date. On or as soon as practicable after the Effective Date, the Reorganized Debtors shall pay Red Willow all undisputed prepetition amounts owed to Red Willow, if any, plus any past due undisputed postpetition amounts that remain unpaid as of the Effective Date. Notwithstanding any other provisions of the Plan or this Confirmation Order, including but not limited to the discharge provisions hereof, all rights and obligations, to the extent not previously satisfied, under the Red Willow contracts shall be fully preserved, including applicable rights and obligations under non-bankruptcy law.

56. Nexen. Notwithstanding anything in the Plan or the Confirmation Order, the Debtors and Nexen Petroleum Offshore U.S.A., Inc. (“Nexen”) have consensually resolved disputes relating to the assumption of executory contracts between the Debtors and Nexen. Pursuant to Bankruptcy Code Section 365, the Debtors agree to assume all executory contracts with Nexen. For the avoidance of doubt, as described in Nexen’s Limited Objection to Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases [Docket No. 346] (the “Nexen Objection”), the Assumed Nexen Contracts and the Nexen Mississippi Canyon Contracts (each as defined in the Nexen Objection) shall be assumed pursuant to the Plan as of the Effective Date. On or as soon as practicable after the Effective Date, the Reorganized Debtors shall pay Nexen all undisputed prepetition amounts owed to Nexen, if any, plus any past due undisputed postpetition amounts that remain unpaid as of the Effective Date. All rights and obligations, to the extent not previously satisfied, under the Nexen contracts shall be fully preserved, including applicable rights and obligations under non-bankruptcy law.

57. Noble. Notwithstanding anything in the Plan or the Confirmation Order, the Debtors and Noble Energy, Inc. (“Noble”) have consensually resolved disputes relating to the assumption of executory contracts between the Debtors and Noble. Pursuant to Bankruptcy Code Section 365, the Debtors agree to assume all executory contracts with Noble. For the avoidance of doubt, as described in Noble’s Limited Objection to Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases [Docket No. 347] (the “Noble Objection”), the Assumed Noble Contracts and the Joint Bidding Agreement (each as defined in the Noble Objection) shall be assumed pursuant to the Plan as of the Effective Date. On or as soon as practicable after the Effective Date, the Reorganized Debtors shall pay Noble all undisputed prepetition amounts owed to Noble, if any, plus any past due undisputed postpetition amounts that remain unpaid as of the Effective Date. All rights and obligations, to the extent not previously satisfied, under the Noble contracts shall be fully preserved, including applicable rights and obligations under non-bankruptcy law.

58. Eni. The Debtors and Eni Petroleum Co. Inc., Eni Petroleum US LLC, and Eni US Operating Co. Inc. (collectively “Eni Petroleum”) have consensually resolved disputes relating to the assumption of executory contracts between the Debtors and Eni Petroleum. Pursuant to Bankruptcy Code Section 365, the Debtors agree to assume all executory contracts with Eni Petroleum, including, but not limited to those included in the exhibits to Eni Petroleum’s Limited Objection and Reservation of Rights to Debtors’ Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases [Docket. No. 343] (the “Eni Objection”). Any rights or claims that Eni Petroleum and the Debtors have pursuant to the Eni Contracts or Additional Eni Contracts (as defined in the Eni Objection), including, but not limited to, the right to conduct audits, are reserved. All rights and obligations, to the extent not previously satisfied, under the Eni Contracts shall be fully preserved, including applicable rights and obligations under non-bankruptcy law. For the avoidance of doubt, the cure amount stated in (a) the Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases [Docket No. 180] (the “Original Plan Assumption Notice”) or (b) the Supplemental Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases [Docket No. 286] (the “Supplemental Plan Assumption Notice,” and together with the Original Plan Assumption Notice, the “Plan Assumption Notices”) in respect of any Eni Contract or Additional Eni Contract shall not constitute satisfaction of any reconciliation, recoupment, true-up, cost and expense recovery, audit right or similar obligation under any Eni Contract or Additional Eni Contract and Eni and the Debtors shall retain all rights with respect thereto. The foregoing provisions are in full resolution of the Eni Objection.

59. DNR. The Debtors and the State of Louisiana, through the Office of Mineral Resources, Department of Natural Resources (the “Louisiana DNR”), have consensually resolved the Limited Objection of the State of Louisiana to Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases [Docket No. 284] (the “DNR Objection”). All rights and obligations, to the extent not previously satisfied, under any executory contract between the Debtors and the Louisiana DNR shall be fully preserved, including applicable rights and obligations under non-bankruptcy law. The foregoing provisions are in full resolution of the DNR Objection.

60. Hunt Oil Company. In connection with the assumption of any executory contract or unexpired lease (the “HOC Contracts”) between Hunt Oil Company (“HOC”) and the Debtors pursuant to the Plan Assumption Notices and Plan, HOC and the Debtors agree that all ordinary course obligations owed and not previously satisfied by HOC and the Debtors under the

HOC Contracts remain due and payable, subject to adjustment as provided for in the HOC Contracts. All rights and obligations, to the extent not previously satisfied, under the HOC Contracts shall be fully preserved, including applicable rights and obligations under non-bankruptcy law. For the avoidance of doubt, the cure amount stated in the Notices of Assumption (related to assumption under the Plan) in respect of any HOC Contract shall not constitute satisfaction of any reconciliation, recoupment, true-up, cost and expense recovery, audit right or similar obligation under any HOC Contract and HOC and the Debtor shall retain all rights with respect thereto.

61. ConocoPhillips. Notwithstanding any other language in the Plan or this Confirmation Order, all agreements between the Debtors, on one hand, and Burlington Resources Oil & Gas Company LP, ConocoPhillips Company, and The Louisiana Land and Exploration Company LLC, and their affiliates (“Conoco Affiliates”), on the other hand, including but not limited to all agreements listed in the Plan Assumption Notices, (the “Conoco Contracts”) are expressly assumed by the Reorganized Debtors on the Effective Date, unless expressly rejected at or prior to confirmation in accordance with the Plan. All rights and obligations, to the extent not previously satisfied, under the Conoco Contracts shall be fully preserved and unimpaired, including applicable rights and obligations under non-bankruptcy law.

62. Sureties. Notwithstanding anything else in the Plan or this Confirmation Order to the contrary, the payment and indemnity agreements, collateral agreements, bonds, and related agreements (the “Bond Agreements”) between the Debtors and U.S. Specialty Insurance Company, and Ironshore Indemnity, Inc. (collectively, the “Bond Companies”) shall be assumed by the Reorganized Debtors as of the Confirmation Date. The Bond Companies in their sole discretion may replace the current Bond Agreements with new agreements to be executed by the Reorganized Debtors on identical terms to the current Bond Agreements and at no cost to the Reorganized Debtors. Any liens and/or claims of Bond Companies on collateral pursuant to the Bond Agreements shall not be released pursuant to the Plan. All rights and obligations, to the extent not previously satisfied, under the Bond Agreements shall be fully preserved and unimpaired, including applicable rights and obligations under non-bankruptcy law.

63. Exxon. For the avoidance of doubt, the Reorganized Debtors shall be deemed to have assumed the Offshore Operating Agreement dated effective as of September 1, 1988 between Exxon Mobil Corporation (as successor to Exxon Corporation) and Stone Energy Corporation (as successor to Conoco Inc.) (as may be amended or modified from time to time, the “Mica Operating Agreement”), and shall perform their obligations under the Mica Operating Agreement in accordance with its terms.

64. Federal Communications Commission. Notwithstanding any other provision of this Order or any other Order of this Court, no assignment of any right and interest of Licensee in any federal license or authorization issued by the Federal Communications Commission (“FCC”) shall take place prior to the issuance of FCC regulatory approval for such assignment pursuant to the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided, however, that no such FCC regulatory approval shall be necessary for the grant of liens on and security interests in any of the Reorganized Debtors’ rights to receive any payment of money, including without limitation general intangibles for money due or to become due, derived in any way from any such federal license or authorization, to secure obligations under the Exit RBL Credit Documents and the New Secured Notes Credit Documents. The FCC’s rights and powers to take any action pursuant to its regulatory authority, including, but not limited to, imposing any regulatory conditions on such assignment(s) and setting any regulatory fines or forfeitures, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority to the extent provided by law. For the avoidance of doubt, all rights and defenses of the Debtors and the Reorganized Debtors are fully preserved, and nothing in this paragraph, this order, or the Plan shall constitute consent or agreement by the Debtors that any change of control as defined in Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, has occurred or will occur as a result of the transactions contemplated by the Plan.

65. TGS. In resolution of (a) the Objection of TGS-NOPEC Geophysical Company, TGS-NOPEC Geophysical Company ASA, and A2D Technologies Inc. d/b/a TGS Geological Products & Services to the Debtors’ Notice of Possible of Assumption and/or Assignment of Certain Executory Contracts, and To Proposed Cure Amounts Relating Thereto [Docket No. 345] and (b) the Supplement to Objection of TGS-NOPEC Geophysical Company, TGS-NOPEC Geophysical Company ASA, and A2D Technologies Inc. d/b/a TGS Geological Products & Services to the Debtors’ Notice of Possible of Assumption and/or Assignment of Certain Executory Contracts, and To Proposed Cure Amounts Relating Thereto [Docket No. 426] (the “TGS Objections”), (i) each contract between TGS-NOPEC Geophysical Company or its affiliated entity that is party to any agreement with the Debtors (collectively, the “TGS Entities”), on the one hand, and any of the Debtors, on the other hand, including, but not limited to, all agreements set forth in the TGS Objection (collectively, the “TGS Agreements”) shall be assumed by the Reorganized Debtors pursuant to the Plan without modification or amendment, (ii) except as set forth in the letter agreement between the Parties dated 9 February 2017 regarding resolution of the TGS Objections, no cure amount, and no change of control fee, transfer fee or similar fee or payment, is owed or payable by the Debtors or Reorganized Debtors in connection with the assumption of the TGS Agreements or the transactions contemplated by the Plan, (iii) except as otherwise set forth in this paragraph, all rights, entitlements and defenses of the TGS Entities and the Reorganized Debtors under the TGS Agreements shall remain in full force and effect and shall not be altered, impacted or otherwise affected by the assumption of the TGS Agreements or the terms of the Plan and (iv) the Reorganized Debtors shall be obligated to timely comply with all of the terms and conditions of the TGS Agreements, including but not limited to payment terms as well as any and all provisions and restrictions regarding use, transfer, assignment, change of control, and termination thereof, and, without prejudice to the generality of the foregoing, to perform its obligation to pay the TGS Entities when due the sum of $15,379,604.00 as provided under Supplements H-027 and H-028, as amended (such supplements as more specifically described in the TGS Objections).

66. Louisiana Department of Revenue. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, any obligation of the Debtors or the Reorganized Debtors to pay any tax liability due and payable on the Effective Date to the Louisiana Department of Revenue (the “LDR,” and such tax liabilities, “LDR Tax Claims”), and any rights of the Debtors and Reorganized Debtors to dispute or contest such liability, are expressly preserved. The Debtors and Reorganized Debtors agree that all undisputed LDR Tax Claims entitled to priority pursuant to 11 U.S.C. §507(a)(8), will be paid in full on or as soon as practicable after the Effective Date but in no event more than 30 days after the Effective Date or after the date the claim becomes an Allowed Claim, without regard to their option pursuant to Section 1129(a)(9)(C) of the Bankruptcy Code to pay such LDR Tax Claim in regular installments. With respect to each LDR Tax Claim currently in dispute, the Debtors and Reorganized Debtors agree to comply with the terms of any final order or settlement between the Debtors and the LDR fixing the liability of the Debtors and the Reorganized Debtors with respect to such LDR Tax Claim, provided that any such LDR Tax Claim shall include such post-Effective Date interest pursuant to applicable non-bankruptcy law as required by 11 U.S.C. §511 or as otherwise agreed to by the parties. The Debtors, the Reorganized Debtors, and the LDR expressly agree, notwithstanding anything to the contrary in the Plan or this Confirmation Order, that the LDR’s objection to confirmation has reserved its setoff or recoupment rights in accordance with the terms and intent of Article X.G. of the Plan. In the event the Debtors or Reorganized Debtors issues a check to the LDR and it remains un-negotiated for 180 days, the unclaimed funds shall be deposited into the registry of this Court and the issuer shall file a report of unclaimed funds in the record of this case.

67. The LDR shall consent to the Third-Party Release. Notwithstanding the foregoing sentence, in the event that the Reorganized Debtors fail to make any payment on any undisputed LDR Tax Claim relating to the Debtors’ liability for withholding taxes pursuant to La. Stat. Ann. § 47:112 or sales taxes pursuant to La. Stat. Ann. § 47:302 for any prepetition period (an “LDR 1561.1 Claim”), the LDR may enforce such LDR 1561.1 Claim against the Debtors’ current or former directors and officers for such directors’ or officers’ liability under La. Stat. Ann. § 47:1561.1 to the extent permitted by Louisiana law. At least 21 days prior to seeking to enforce any LDR 1561.1 Claim, the LDR shall provide the Reorganized Debtors, the relevant directors and officers, and to the counsel to such directors and officers, as applicable, with a notice setting forth both the amount of such claim and the Reorganized Debtors’ failure to pay. The current and former directors and officers of the Debtors retain all defenses, if any, they have or may have with respect to any LDR 1561.1 Claim, provided that such defenses shall not include the Third-Party Release. Notwithstanding anything in the Plan, the Confirmation Order or any Plan documents, the Reorganized Debtors are hereby authorized and directed to pay any undisputed LDR 1561.1 Claim.

68. Chevron. Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or any other order entered in these Chapter 11 Cases, the Debtors’ agreements with Chevron (defined below), including, without limitation, the agreements set forth in the Plan Assumption Notices, and (c) any document or instrument referred to or contemplated by the agreements between the Debtors and Chevron (all of the Debtors’ agreements with Chevron collectively, the “Chevron Agreements”), shall be deemed assumed upon the occurrence of the Effective Date, and Chevron shall be deemed to have consented to such assumption. All rights, claims, and obligations under the Chevron Agreements shall be fully preserved, including applicable rights, claims, and obligations under non-bankruptcy law.

69. Without limiting the generality of the foregoing, to the extent that a party owes any indemnity, contribution, or other related obligations to another under the Chevron Agreements in connection with following litigation proceedings: Lexington Land Development, LLC v. Chevron Pipeline Company, et al.; Docket No. 561893, Div. 22, 19th JDC Parish of East Baton Rouge; Michael Broussard, Docket No. 98,658, Division “J,” 15th Judicial District Court for the Parish of Vermilion; Jefferson v. Anadarko, Docket No. 732-772, Div. C (Bayou LaFleur); Jefferson v. Chevron U.S.A. Inc., Docket No. 732-769, Div. P (Lafitte and Three Bayou Bay); Jefferson v. Canlan, Docket No. 732-771, Div H (Bararatia, South Barataria and West Barataria); Plaquemines v. Great Southern, Docket No. 60-998, (Lake Hermitage); Borne v. Chevron U.S.A. Holdings, Inc., 24th JDC for Parish of Jefferson (Docket No. 744-218 (Lafitte Field and Three Bayou Bay); and DeFelice Land Company L.L.C. v. ConocoPhillips, 25th JDC For Parish of Plaquemines, Docket No. 61.926 (Lake Hermitage and Magnolia) (collectively, the

“Litigation”), such obligations shall be preserved, and the parties’ rights and claims under the Chevron Agreements arising out of, related to, or in connection with the Litigation are unimpaired by this Confirmation Order, the Plan or these Chapter 11 Cases, notwithstanding anything to the contrary in this Confirmation Order, the Plan, or any other order entered in these Chapter 11 Cases.

70. For purposes of paragraphs 68 through 70 of this Confirmation Order, (i) “Law” means any statute, law (including common law), rule, regulation, requirement, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any court or other governmental unit and (ii) “Chevron” means Chevron Corporation, Chevron U.S.A. Inc., Chevron U.S.A. Holdings Inc., Chevron Pipe Line Company, Chevron Midcontinent, L.P., Pure Partners, LP, Pure Resources, LP, Union Oil Company of California, Unocal Pipeline Company, Texaco Inc., Texaco Exploration and Production Inc., Texaco Producing Inc., Texaco Pipe Line Company, and Texaco Pipeline Inc., as applicable, and their respective successors in interest, or assigns, including with respect to each of the foregoing, their parent entities, all of their Affiliates and their respective directors, officers, and employees.

71. Fieldwood. The Debtors and Fieldwood Energy LLC, Fieldwood Energy Offshore LLC, and their affiliates (collectively, “Fieldwood Energy”) have consensually resolved Fieldwood Energy’s Objection to the Debtors Proposed Cure Amounts [Docket No. 344] (the “Fieldwood Objection”). Pursuant to Bankruptcy Code Section 365, the Debtors agree to assume all executory contracts with Fieldwood Energy (the “Fieldwood Contracts”). For the avoidance of doubt, this also includes the contracts listed on Exhibit B to the Fieldwood Objection, which shall be assumed pursuant to the Plan as of the Effective Date to the extent such contracts constitute valid and binding agreements between the Debtors and Fieldwood

Energy under non-bankruptcy law. On or as soon as practicable after the Effective Date, the Reorganized Debtors shall pay Fieldwood Energy all undisputed prepetition amounts owed to Fieldwood Energy, if any, plus any past due undisputed postpetition amounts that remain unpaid as of the Effective Date. The parties shall continue to negotiate in good faith to resolve any issues regarding the validity of any alleged agreements between them and disputed amounts allegedly owed to Fieldwood Energy pursuant to the terms of the Fieldwood Contracts, and the Debtors, Reorganized Debtors and Fieldwood Energy reserve their respective rights in connection with such disputes. No later than fourteen (14) days following entry of this Confirmation Order, the Debtors shall provide to Fieldwood a schedule showing the Cure Amounts that the Debtors believe are owed on each of the Fieldwood Contracts. Notwithstanding anything in the Plan or this Confirmation Order, all terms of the Fieldwood Contracts are fully preserved, including, notwithstanding the above, payment requirements for amounts that may be disputed by the Debtors or the Reorganized Debtors. All rights and obligations, to the extent not previously satisfied, under the Fieldwood Contracts shall be fully preserved, including applicable rights and obligations under non-bankruptcy law. The foregoing provisions are in full resolution of the Fieldwood Objection.

72. Ad Hoc Equity Committee. The Ad Hoc Equity Committee’s Reservation of Rights Regarding the Terms of New Warrants to be Issued Pursuant to the Second Amended Chapter 11 Plan Filed by Stone Energy Corporation and its Affiliates [Docket No. 439] is fully resolved, and the Ad Hoc Equity Committee supports confirmation of the Plan.

73. The New Warrant Agreement is approved as included in the Second Plan Supplement filed on February 12, 2017 [Docket No. 506].

74. The Consenting Noteholders and the Ad Hoc Equity Committee will work in good faith to determine the strike price of the New Warrants as set forth in the Plan.

75. Paragraph 3 of the Agreed Order Resolving Motion of the Ad Hoc Committee of Stone Energy Shareholders to Appoint an Official Committee of Equity Security Holders [Docket No. 147] is hereby amended and restated in its entirety to provide that on the Effective Date, the Debtors will reimburse the Ad Hoc Equity Committee $1.5 million for the time, services, and out of pocket expenses of its professionals and members incurred in connection with the Chapter 11 Cases.

76. Multi Klient Invest AS. In resolution of the Objection of Multi Klient Invest AS to the Debtors’ Notice of Possible Assumption and/or Assignment of Certain Executory Contracts, and to Proposed Cure Amounts Relating Thereto [Docket No. 360] (the “MKI Cure Objection”) and Limited Objection of Multi Klient Invest AS to the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization [Docket No. 364] (the “MKI Plan Objection” and, together with the MKI Cure Objection, the “MKI Objections”), (i) each contract between Multi Klient Invest AS (together with each affiliated entity that is party to any agreement with any of the Debtors including, but not limited to, all agreements and supplemental agreements set forth in the MKI Objections, the “MKI Entities”), on the one hand, and any of the Debtors, on the other hand (collectively, the “MKI Agreements”), shall be rejected and terminated, (ii) MKI shall have no claim, and the Debtors shall not be required to make any payment to MKI, on account of the rejection and termination of the MKI Agreements, and (iii) the Reorganized Debtors shall on the Effective Date or as soon as reasonably practicable thereafter, return or cause to be returned to the MKI Entities, or alternatively destroy or cause to be destroyed, the “Data”, as that term is defined in the MKI Agreements, licensed to one or more of the Debtors and any derivative products relating thereto, in accordance with the provisions of Section 9 of the MKI Master Geophysical Data Use License dated June 4, 2004, and thereafter certify by executing and returning to the MKI Entities the MKI Entities’ standard Certificate of Destruction, a copy of which has previously been provided to representatives of the Debtors.

77. Fairfield. In resolution of the Objection to Debtors’ Notice of Possible Assumption of Certain Executory Contracts and Unexpired Leases and Limited Objection to Debtors’ Second Amended Plan [Docket No. 436] (the “Fairfield Objection”), (i) each contract between Fairfield Industries Incorporated or its affiliated entity that is party to any agreement with the Debtors (collectively, the “Fairfield Entities”), on the one hand, and any of the Debtors, on the other hand, including, but not limited to, all agreements set forth in the Fairfield Objection (collectively, the “Fairfield Agreements”) shall be assumed by the Reorganized Debtors pursuant to the Plan without modification or amendment, (ii) except as set forth in the letter agreement between the Parties dated February 13, 2017 regarding resolution of the Fairfield Objection, no cure amount, and no change of control fee, transfer fee or similar fee or payment, is owed or payable by the Debtors or Reorganized Debtors in connection with the assumption of the Fairfield Agreements or the transactions contemplated by the Plan, (iii) except as otherwise set forth in this paragraph, all rights, entitlements and defenses of the Fairfield Entities and the Reorganized Debtors under the Fairfield Agreements shall remain in full force and effect and shall not be altered, impacted or otherwise affected by the assumption of the Fairfield Agreements or the terms of the Plan, and (iv) the Reorganized Debtors shall be obligated to timely comply with all of the terms and conditions of the Fairfield Agreements, including but not limited to payment terms as well as any and all provisions and restrictions regarding use, transfer, assignment, change of control, and termination thereof.

78. WesternGeco, L.L.C. WesternGeco, L.L.C. In resolution of the Objection of WesternGeco, L.L.C. to the Debtors’ Notice of Possible Assumption and/or Assignment of WesternGeco’s Master License Agreement for Geophysical Data, Geophysical Pursuit, Inc.’s Master Geophysical Data-Use License Agreement, Supplemental Licenses Entered Into Thereunder, and Other Related Agreements, and to the Proposed Cure Amounts Relating Thereto [Docket No. 279] (the “WesternGeco Cure Objection”) and the Limited Objection of WesternGeco, L.L.C. to the Debtors’ Second Amended Joint Prepackaged Plan of Reorganization [Docket No. 280] (the “WesternGeco Plan Objection” and, together with the WesternGeco Cure Objection, the “WesternGeco Objections”), (i) each contract between WesternGeco, L.L.C. (together with each affiliated entity that is party to any agreement with the Debtors (the “WesternGeco Entities”), including, but not limited to, the Master License Agreement for Multiclient Seismic Data effective February 14, 2002, the supplemental agreements entered into thereunder, and all other agreements set forth in the WesternGeco Objections but excluding the Master Geophysical Data-Use License Agreement effective January 9, 2006 between Geophysical Pursuit, Inc. (“GPI”) and one or more of the Debtors (“GPI Master License Agreement”) (which is addressed in this Confirmation Order pursuant to paragraph 52) any supplemental agreements entered into thereunder, , on the one hand, and any of the Debtors, on the other hand (collectively, the “WesternGeco Agreements”) shall be assumed by the Reorganized Debtors pursuant to the Plan without modification or amendment, (ii) except to the extent of the written agreement entered into in connection with the WesternGeco Objections among the WesternGeco Entities and the Debtors dated February 13, 2017, no cure amount, and no change of control fee, transfer fee or similar fee or payment, is owed or payable by the Debtors or Reorganized Debtors in connection with the assumption of the WesternGeco Agreements or the transactions contemplated by the Plan, (iii) except as otherwise set forth in this paragraph, all rights, entitlements and defenses of the WesternGeco Entities and the Reorganized Debtors under the WesternGeco Agreements shall remain in full force and effect and shall not be altered, impacted or otherwise affected by the assumption of the WesternGeco Agreements or the terms of the Second Amended Plan, and (iv) the Reorganized Debtors, as adequate assurance of future performance, agree to and shall be obligated, on and after the Effective Date of the Plan, to timely comply with all of the terms and conditions of the WesternGeco Agreements, including but not limited to any and all provisions and restrictions regarding use, transfer, assignment, change of control, and termination thereof.

79. Further Assurances. The Debtors or the Reorganized Debtors, as applicable, in consultation with the Required Consenting Noteholders and the Required Consenting Banks and in a manner consistent with the Restructuring Support Agreement shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or this Confirmation Order.

80. Conflicts Between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

81. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

82. Integration of Plan and Confirmation Order Provisions. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are integrated with each other and are nonseverable and mutually dependent.

83. Effectiveness of Order. This Confirmation Order is and shall be deemed to be a separate order with respect to each Debtor for all purposes.

84. Retention of Jurisdiction. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, and subject to applicable law, on and after the Effective Date, the Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to Bankruptcy Code Sections 105(a) and 1142.

85. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and any amendments or modifications thereto.

Dated: February 14, 2017 Houston, Texas	/s/ Marvin Isgur MARVIN ISGUR UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Plan

Exhibit A

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	x :	Chapter 11
STONE ENERGY CORPORATION, et al.,	: :	Case No. 16-36390 (MI)
Debtors.[1]	: :	Jointly Administered
x

SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION

OF STONE ENERGY CORPORATION AND ITS DEBTOR AFFILIATES

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PORTER HEDGES LLP John F. Higgins Joshua W. Wolfshohl Aaron J. Power Brandon J. Tittle 1000 Main Street, 36th Floor Houston, Texas 77002 Telephone: (713) 226-6000 Facsimile: (713) 226-6295

LATHAM & WATKINS LLP

Michael Dillard

811 Main Street, Suite 3700

Houston, TX 77002

Telephone: (713) 546-7414

Facsimile (713) 546-5401

- and -

David S. Heller

Josef S. Athanas

Caroline A. Reckler

Matthew L. Warren

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Telephone: (312) 876-7700

Facsimile (312) 993-9767

Dated: December 28, 2016

[1]	The Debtors in these Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, are: Stone Energy Corporation (5413); Stone Energy Holding, L.L.C. (3151); and Stone Energy Offshore, L.L.C. (8062). The above-captioned Debtors’ mailing address is 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.

TABLE OF CONTENTS

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW		1
A.	Defined Terms	1
B.	Rules of Interpretation	13
C.	Computation of Time	13
D.	Governing Law	13
E.	Reference to Monetary Figures	13
F.	Reference to the Debtors or the Reorganized Debtors	14

ARTICLE II. ADMINISTRATIVE CLAIMS, PRIORITY CLAIMS AND INTERCOMPANY CLAIMS		14
A.	Administrative Claims	14
B.	Priority Tax Claims	14
C.	Other Priority Claim	15
D.	Intercompany Claims	15
E.	Intercompany Interests	15
F.	Statutory Fees	15

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		15
A.	Introduction	15
B.	Summary of Classification	16
C.	Treatment of Claims and Interests	16
D.	Special Provision Governing Unimpaired Claims	19
E.	Discharge of Claims	19

ARTICLE IV. ACCEPTANCE REQUIREMENTS		19
A.	Acceptance or Rejection of this Plan	19
B.	Confirmation of This Plan Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code	19
C.	Controversy Concerning Impairment	19

ARTICLE V. MEANS FOR IMPLEMENTATION OF THE PLAN		20
A.	Transactions Effective as of the Effective Date	20
B.	New Debt Documents	20
C.	Appalachia Sale	20
D.	Sources of Cash for Plan Distributions and Transfers of Funds Among Debtors	20
E.	Issuance of New Securities	20
F.	Stockholders Agreement	20
G.	Listing of New Securities and Transfer Restrictions	21
H.	Cancellation of Securities and Agreements	21
I.	Section 1145 Exemption	21
J.	Corporate Existence	21
K.	Amended Organizational Documents	22
L.	Vesting of Assets in the Reorganized Debtors	22
M.	Directors and Officers of the Debtors and the Reorganized Debtors	22
N.	Management Equity Incentive Program	22
O.	Effectuating Documents; Further Transactions	22
P.	Exemption from Certain Taxes and Fees	22
Q.	Employee and Retiree Benefits	23
R.	Preservation of Rights of Action	23
S.	Indenture Trustee Fees	23

ARTICLE VI. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		24
A.	Assumption of Executory Contracts and Unexpired Leases	24
B.	Assumption of Indemnification Provisions	24

(i)

C.	Assumption of Employment and Severance Agreements	24
D.	Assumption of the D&O Insurance Policies and Fiduciary Liability Insurance Policies	24
E.	Payments Related to Assumption of Executory Contracts and Unexpired Leases	25
F.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	25
G.	Rejection Damages Claims	25
H.	Contracts and Leases Entered Into After the Petition Date	25
I.	Intercompany Contracts and Leases	25
J.	Modifications, Amendments, Supplements, Restatements or Other Agreements	25
K.	Reservation of Rights	26
L.	Nonoccurrence of Effective Date	26

ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS		26
A.	Timing and Calculation of Amounts To Be Distributed; Entitlement to Distributions	26
B.	Disbursing Agent	27
C.	Rights and Powers of Disbursing Agent	27
D.	Distributions on Account of Claims or Stone Equity Interests Allowed After the Effective Date	27
E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	28
F.	Compliance with Tax Requirements/Allocations	28
G.	Surrender of Canceled Instruments or Securities	29
H.	Claims Paid or Payable by Third Parties	29

ARTICLE VIII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS AND DISPUTED STONE EQUITY INTERESTS		29
A.	Allowance of Claims and Stone Equity Interests	29
B.	Prosecution of Objections to Claims and Stone Equity Interests	30
C.	Procedures Regarding Disputed Claims or Disputed Stone Equity Interests	30
D.	Distributions After Allowance	30

ARTICLE IX. CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE		31
A.	Conditions Precedent to Confirmation	31
B.	Conditions Precedent to the Effective Date	31
C.	Waiver of Conditions	32
D.	Effect of Nonoccurrence of Conditions	32

ARTICLE X. SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS		33
A.	Compromise and Settlement of Claims, Interests and Controversies	33
B.	Releases by the Debtors	33
C.	Releases by Holders of Claims and Interests	33
D.	Exculpation	34
E.	Discharge of Claims and Termination of Interests	34
F.	Injunction	34
G.	Setoffs	35
H.	Release of Liens	35
I.	Recoupment	35

ARTICLE XI. BINDING NATURE OF PLAN		35

ARTICLE XII. RETENTION OF JURISDICTION		35

ARTICLE XIII. MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN		37
A.	Modifications and Amendments	37
B.	Effect of Confirmation on Modifications	37
C.	Revocation or Withdrawal of the Plan	38
D.	Substantial Consummation of the Plan	38

(ii)

ARTICLE XIV. MISCELLANEOUS PROVISIONS		38
A.	Successors and Assigns	38
B.	Reservation of Rights	38
C.	Further Assurances	38
D.	Payment of Fees and Expenses	38
E.	Service of Documents	39
F.	Dissolution of Committee	40
G.	Nonseverability of Plan Provisions	40
H.	Return of Security Deposits	40
I.	Term of Injunctions or Stays	40
J.	Entire Agreement	40
K.	Exhibits	40
L.	Votes Solicited in Good Faith	41
M.	Closing of Chapter 11 Cases	41
N.	Conflicts	41
O.	Filing of Additional Documents	41
P.	Tax Reporting and Compliance	41

(iii)

SCHEDULES

SCHEDULE 1	The Debtors

SCHEDULE 2	Restructuring Support Agreement

(iv)

INTRODUCTION

Stone Energy Corporation and certain of its affiliates and subsidiaries in the above-captioned Chapter 11 Cases respectfully propose the following joint prepackaged plan of reorganization under chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the meanings ascribed to such terms in Article I hereof.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND

GOVERNING LAW

A.	Defined Terms

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form herein:

1. “Accrued Professional Compensation” means, at any given moment, all accrued, contingent and/or unpaid fees and expenses (including, without limitation, success fees) for legal, financial advisory, accounting and other services and reimbursement of expenses that are awardable and allowable under sections 328, 330(a) or 331 of the Bankruptcy Code before the Effective Date by any retained Professional in the Chapter 11 Cases, or that are awardable and allowable under section 503 of the Bankruptcy Code, that the Bankruptcy Court has not denied by a Final Order, all to the extent that any such fees and expenses have not been previously paid (regardless of whether a fee application has been Filed for any such amount). To the extent that the Bankruptcy Court or any higher court denies or reduces by a Final Order any amount of a Professional’s fees or expenses, then those reduced or denied amounts shall no longer constitute Accrued Professional Compensation.

2. “Ad Hoc Equity Group” means, collectively, the following individuals and institutions: (a) Thomas A. Satterfield, Jr., (b) AG Family LP, (c) Caldwell Mill Opportunity Fund, LLC, (d) Tomsat Investment & Trading Co., Inc., (e) Raymond T. Hyer, (f) Kathleen A. Hyer, (g) Tara Hyer Tira, (h) Hyer Family Foundation, Inc., (i) Gardner-Gibson Inc., (j) Gardner Asphalt Corp., and (k) Sun Coatings, Inc.

3. “Administrative Claim” means a Claim for costs and expenses of administration pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses Allowed pursuant to sections 328, 330(a) or 331 of the Bankruptcy Code or otherwise for the period commencing on the Petition Date and through the Effective Date; (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of the Judicial Code; (d) all requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases Allowed pursuant to sections 503(b)(3), (4) and (5) of the Bankruptcy Code; and (e) the Plan Supporters’ Advisors Fees and the Prepetition Banks’ Advisors Fees.

4. “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

5. “Allowed” means with reference to any Claim or Interest: (a) any Claim or Interest as to which no objection to allowance has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before the Effective Date or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, or as to which any objection has been determined by a Final Order, either before or after the Effective Date, to the extent such objection is determined in favor of the respective Holder; (b) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Effective Date; or (c) any Claim or Interest expressly deemed Allowed by the Plan.

(1)

6. “Amended Credit Agreement” means the Prepetition Credit Agreement as amended as of the Effective Date with the terms and conditions set forth in the Restructuring Term Sheet, and which shall be acceptable to the Consenting Banks in their sole discretion (and to the Required Consenting Noteholders in their reasonable discretion) and shall be in substantially the form Filed with the Plan Supplement, to be entered into among Stone, as borrower, the Consenting Banks, Bank of America, N.A., as Prepetition Administrative Agent and issuing bank, Wells Fargo Bank, National Association, Natixis, The Bank of Nova Scotia, Capital One, N.A., and Toronto Dominion (New York) LLC, as co-syndication agents, Regions Bank and U.S. Bank, National Association, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and bookrunner, as such agreement may be amended from time to time, providing for a $200 million (or a lesser amount with such reduction being equal to the pro rata share of Holders of Prepetition Banks Claims that do not elect to receive the same treatment as the Consenting Banks) revolving credit facility, with (a) a maturity date that is four (4) years from the Effective Date, (b) a letter of credit sub-facility, (c) an interest rate equal to the interest rate under the Prepetition Credit Agreement plus 150 basis points, (d) a borrowing base of $200 million (or a lesser amount with such reduction being equal to the pro rata share of Holders of Prepetition Banks Claims that do not elect to receive the same treatment as the Consenting Banks) which shall be subject to an initial redetermination no earlier than November 1, 2017, and thereafter consistent with the time periods set forth in the Prepetition Credit Agreement, provided, however, that unless the “Amethyst” well has produced at an average of at least 12 MMcfe per day during a testing period consisting of the 45 consecutive days preceding the Effective Date, the maximum availability shall be $150 million (or a lesser amount with such reduction equal to the pro rata share of Holders of Prepetition Banks Claims that do not elect to receive the same treatment as the Consenting Banks) which availability and borrowing base shall be subject to an initial redetermination no earlier than November 1, 2017, and thereafter consistent with the time periods set forth in the Prepetition Credit Agreement, and (e) provides for a $75 million escrow on the Effective Date related to projected plugging and abandonment expenditures which shall be reduced dollar for dollar for any payments made by the Reorganized Debtors related to any plugging and abandonment related liabilities.

7. “Amended Organizational Documents” means the amended and restated certificate of incorporation and by-laws or other applicable organizational documents of the Reorganized Debtors in substantially the form Filed with the Plan Supplement, which documents shall be acceptable to the Required Consenting Noteholders in their sole discretion.

8. “Appalachia Sale” means the sale by the Debtors of substantially all of their assets located in the Marcellus and Utica shales in Appalachia pursuant to the Appalachia Sale Agreement.

9. “Appalachia Sale Agreement” means (a) the Purchase and Sale Agreement by and between Stone and TH Exploration III, LLC dated October 20, 2016, as amended, modified or supplemented from time to time in a manner acceptable to the Required Consenting Noteholders and the Required Consenting Banks, pursuant to which Stone seeks to consummate the Appalachia Sale, or (b) such other higher or otherwise better purchase and sale agreement executed by Stone following a marketing process and auction for substantially all of the Debtors’ assets located in the Marcellus and Utica shales in Appalachia to the extent required by order of the Bankruptcy Court, which other purchase and sale agreement shall be acceptable to the Required Consenting Noteholders and the Required Consenting Banks.

10. “Appalachia Purchaser” means the purchaser under the Appalachia Sale Agreement.

11. “Applicable Treasury Rate” means the yield to maturity of United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the end of the applicable interest period under the New Senior Secured Term Loans (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) with a maturity most nearly equal to the period from the end of such applicable interest period to the maturity date of the New Senior Secured Term Loans; provided, that, if no published maturity exactly corresponds with such period, then the Applicable Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities.

12. “Avoidance Actions” means any and all claims and Causes of Action which any of the Debtors, the Debtors in Possession, the Estates, or other appropriate party in interest has asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

(2)

13. “Balloting Agent” means Epiq Bankruptcy Solutions, LLC.

14. “Ballots” means the ballots accompanying the Disclosure Statement and the Class 5 Plan Notice and Ballot upon which certain Holders of Impaired Claims and Interests entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received by the Balloting Agent on or before the Voting Deadline or the Equity Voting and Release Opt-Out Deadline, as applicable.

15. “Bankruptcy Code” means Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1532, as applicable to the Chapter 11 Cases.

16. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, having jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under section 157 of title 28 of the United States Code and/or the Order of the United States District Court for the Southern District of Texas pursuant to section 157(a) of the Judicial Code, the United States District Court for the Southern District of Texas.

17. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated by the United States Supreme Court under 28 U.S.C. § 2075 and the general, local and chambers rules of the Bankruptcy Court, as each may be amended from time to time.

18. “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

19. “Cash” means the legal tender of the United States of America or the equivalent thereof.

20. “Causes of Action” means all actions, causes of action (including Avoidance Actions), Claims, liabilities, obligations, rights, suits, debts, dues, sums of money, damages, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, controversies, covenants, promises, judgments, remedies, demands, setoffs, defenses, recoupments, cross claims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date and also includes, without limitation: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any state law fraudulent transfer claim.

21. “Certificate” means any instrument evidencing an extinguished Claim or Interest.

22. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the procedurally consolidated chapter 11 cases pending for the Debtors in the Bankruptcy Court.

23. “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

24. “Class” means a category of Holders of Claims or Interests as set forth in Article III hereof pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.

(3)

25. “Class 5 Plan Notice and Ballot” means the Notice of (A) Voting Status With Respect to the Debtors’ Plan and (B) Election to Opt Out of Voluntary Release of Claims by Holders Stone Equity Interests sent to all Holders of Class 5 Stone Equity Interests.

26. “Committee” means any official committee of unsecured creditors (and all subcommittees thereof) appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as such committee may be reconstituted from time to time.

27. “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases, subject to all conditions specified in Article IX.A hereof having been: (a) satisfied; or (b) waived pursuant to Article IX.C hereof.

28. “Confirmation Date” means the date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

29. “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation, as such hearing may be adjourned or continued from time to time in consultation with the Required Consenting Noteholders and the Required Consenting Banks.

30. “Confirmation Order” means the order or orders of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order or orders shall be satisfactory to the Required Consenting Noteholders, the Required Consenting Banks and the Debtors.

31. “Consenting Banks” means the Prepetition Banks that are signatories to the Restructuring Support Agreement.

32. “Consenting Noteholders” means the Noteholders that are signatories to the Restructuring Support Agreement.

33. “Consummation” means the occurrence of the Effective Date.

34. “Cure Claim” means a Claim based upon a monetary default, if any, by any Debtor on an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

35. “D&O Insurance Policies” means the insurance policies (including runoff endorsements extending coverage for current or former directors, managers and officers of the Debtors for a six-year period after the Effective Date) for directors’, managers’ and officers’ liability maintained by the Debtors and listed on Schedule B to the Restructuring Term Sheet or purchased on or before the Effective Date with the consent of the Required Consenting Noteholders.

36. “Debtor” or “Debtor in Possession” means one of the Persons listed on Schedule 1 hereto, in its individual capacity as a debtor and debtor in possession in the Chapter 11 Cases under sections 1107 and 1108 of the Bankruptcy Code.

37. “Debtor Releases” shall have the meaning set forth in Article X, section B of the Plan.

38. “Disbursing Agent” means the Reorganized Debtors or the Entity or Entities chosen by the Reorganized Debtors in their sole discretion to make or facilitate distributions pursuant to the Plan.

39. “Disclosure Statement” means the Proposed Disclosure Statement for Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated November 17, 2016, as the same may be amended, supplemented or modified from time to time with the consent of the Required Consenting Noteholders and the Required Consenting Banks, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, Bankruptcy Rules and any other applicable law.

(4)

40. “Disputed” means, with respect to any Claim or Interest, any Claim or Interest that is not yet Allowed.

41. “Distribution Date” means the date selected in consultation with the Required Consenting Noteholders and the Required Consenting Banks that is as soon as practicable after the Effective Date, but no later than ten (10) days after the Effective Date.

42. “Effective Date” means the date on which the Confirmation Order becomes a Final Order; provided, however, all of the conditions specified in Article IX.B hereof have been satisfied or waived pursuant to Article IX.C hereof

43. “Employment Agreements” means (a) the Letter Agreement dated December 2, 2008 between Stone Energy Corporation and David H. Welch, as amended on December 13, 2016; and (b) the Letter Agreement dated August 10, 2016 by and between Stone Energy Corporation and Richard L. Toothman, Jr., as amended on December 13, 2016 attached as exhibits to the Motion of Debtors for Order Pursuant to 11 U.S.C. §§ 105(a), 363(b) and 365(a) and Fed. R. Bankr. P. 6004, 6006 and 9019 Authorizing and Approving (I) Executive Claims Settlement Agreement with Senior Executives and (II) the Assumption of Certain Amended Employment Agreements and Non-Qualified Plan [Docket No. 34], a copy of which shall be attached to the Plan Supplement.

44. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

45. “Equity Security” means an “equity security” as defined in section 101(16) of the Bankruptcy Code.

46. “Equity Voting and Release Opt-Out Deadline” means 4:00 p.m. (prevailing Central Time) on February 10, 2017.

47. “Equity Voting Record Date” means 4:00 p.m. (prevailing Central Time) on December 22, 2016.

48. “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

49. “Exculpated Claim” means any Claim related to any act or omission in connection with, relating to or arising out of the Debtors’ in- or out-of-court restructuring efforts, the Debtors’ Chapter 11 Cases, formulation, preparation, dissemination, negotiation or filing of the Disclosure Statement or the Plan or any contract, instrument, release or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of New Common Stock or the distribution of property under the Plan or any other agreement; provided, however, that Exculpated Claims shall not include any act or omission that is determined in a Final Order to have constituted willful misconduct, gross negligence, criminal conduct or fraud.

50. “Exculpated Party” means each of: ((a) the Debtors, the Reorganized Debtors and their Affiliates, (b) the Prepetition Administrative Agent, the Prepetition Banks, the other “Secured Parties” (as defined in the Prepetition Credit Agreement), the co-syndication agents under the Prepetition Credit Agreement, the co-documentation agents under the Prepetition Credit Agreement, and the sole lead arranger and bookrunner under the Prepetition Credit Agreement, each in their respective capacities as such under the “Credit Documents” (as defined in the Prepetition Credit Agreement), (c) the Indenture Trustee, the Noteholders, and the members of the Noteholder Committee, each in their capacity as such, (d) the Committee, if any, (e) the Ad Hoc Equity Group and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entities’ current or former subsidiaries, affiliates, managed accounts or funds, officers, directors, managers, managing members, principals, partners, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other Professionals, in their capacity as such, including, for the avoidance of doubt, Cole Schotz P.C. in its capacity as counsel to the Debtors’ management employees and Andrews Kurth Kenyon LLP in its capacity as counsel to Stone’s independent directors.

(5)

51. “Exculpation” means the exculpation provision set forth in Article X.D hereof.

52. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

53. “Federal Judgment Rate” means the federal judgment rate, which rate was in effect as of the Petition Date.

54. “Fee Claim” means a Claim for Accrued Professional Compensation.

55. “File,” “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court or other court of competent jurisdiction in the Chapter 11 Cases.

56. “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been Filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice, or as to which an appeal or motion for reargument or rehearing is pending, but no stay of the order is in effect.

57. “General Unsecured Claim” means any unsecured Claim against any of the Debtors that is not an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, a Fee Claim, an Intercompany Claim or a Prepetition Notes Claim.

58. “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

59. “Holder” means any Person or Entity holding a Claim or an Interest.

60. “Impaired” means any Claim or Interest in an Impaired Class.

61. “Impaired Class” means an impaired Class within the meaning of section 1124 of the Bankruptcy Code.

62. “Indemnification Provision” means each of the indemnification provisions currently in place, whether in the bylaws, certificates of incorporation or other formation documents in the case of a limited liability company, board resolutions or employment or service contracts, for the current directors, managers, managing members, officers, members (including any ex officio members) and employees of the Debtors, including, but not limited to, those set forth on Schedule B to the Restructuring Term Sheet, as may be amended pursuant to the Restructuring Support Agreement, and such amended documents shall be included in the Plan Supplement.

63. “Indemnified Parties” means, each of the Debtors’ respective officers, directors, managers, managing members and employees that served in any such capacity on or after the Petition Date, each in their respective capacities as such before or after the Petition Date.

64. “Indenture Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, in its capacity as indenture trustee under the Prepetition Indentures or any such successor indenture trustee(s).

65. “Intercompany Claim” means any Claim held by a Debtor against another Debtor.

(6)

66. “Intercompany Interest” means an Equity Security in a Debtor held by another Debtor.

67. “Intercreditor Agreement” means that certain intercreditor agreement among the administrative agent under the Amended Credit Agreement, the Holders of New Senior Secured Term Loans (if any), the New Indenture Trustee, each of the Reorganized Debtors (in their respective capacities as borrower, issuer, and/or guarantor under the Amended Credit Agreement, the New Senior Secured Term Loans (if applicable), the New Secured Notes and each other agreement, instrument or document executed in connection therewith), and each other Person or Entity required to be a party thereto from time to time pursuant to the terms thereof, substantially in the form Filed with the Plan Supplement with the terms and conditions set forth in the Restructuring Support Agreement and which shall be in form and substance satisfactory to the Consenting Banks and the Required Consenting Noteholders in their respective sole discretion.

68. “Interests” means, collectively, Stone Equity Interests and Intercompany Interests.

69. “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001.

70. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

71. “Management Equity Incentive Program” means the management equity incentive program to be established promptly after the Effective Date by Reorganized Stone which shall provide for the grant of up to 10% of the New Common Stock (or warrants or options to purchase New Common Stock or other equity-linked interests) on a fully diluted basis to certain members of management, the specific form, allocation and terms of which shall be determined by the Reorganized Stone Board (or a committee thereof).

72. “New Affiliate Boards” means the boards of directors or managers of the Reorganized Debtors other than Reorganized Stone as initially comprised as set forth in this Plan and as comprised thereafter in accordance with the Amended Organizational Documents.

73. “New Boards” means the Reorganized Stone Board and the New Affiliate Boards.

74. “New Common Stock” means the shares of common stock of Reorganized Stone authorized to be issued pursuant to this Plan and the Amended Organizational Documents, which common stock shall be subject to dilution for the Management Equity Incentive Program, the New Warrants and any New Common Stock issued by Reorganized Stone subsequent to the Effective Date.

75. “New Indenture” means the New Indenture governing the New Secured Notes to be entered into between Reorganized Stone and the New Indenture Trustee on the Effective Date, substantially in the form Filed with the Plan Supplement, which New Indenture shall be acceptable to the Required Consenting Noteholders in their sole discretion and to the Required Consenting Banks in their reasonable discretion.

76. “New Indenture Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee, in its capacity as indenture trustee under the New Indenture.

77. “New Secured Notes” means the $225 million of 7.5% secured notes due 2022 to be issued under the New Indenture and secured by a second-priority security interest in the Prepetition Collateral, subject only to the first-priority security interest securing any New Senior Secured Term Loans issued pursuant to this Plan and the obligations under the Amended Credit Agreement and any refinancing or replacement thereof (and other customary permitted liens), and to be structured such that the “applicable high yield discount obligation” rules under the Internal Revenue Code shall not apply.

78. “New Securities” means, collectively, (a) the New Common Stock and (b) the New Warrants.

79. “New Senior Secured Term Loans” means senior secured term loans with first-priority liens on the Prepetition Collateral (pari passu with liens securing obligations under the Amended Credit Agreement), which term loans (a) mature five years after the Effective Date, (b) bear interest at the Applicable Treasury Rate plus 2.0% per

(7)

annum, (c) have no principal payments due until the maturity date, (d) may be repaid at any time at par at the election of the Reorganized Debtors, (e) are guaranteed by Stone Offshore, (f) are not subject to any borrowing base and (g) shall be subject to a quarterly first-lien asset coverage ratio requirement of 1.30:1.00 (with assets calculated based on PV-10 of total proven reserves at strip pricing plus all cash on the balance sheet of the Reorganized Debtors).

80. “New Warrant Agent” means the warrant agent to be identified in the New Warrant Agreement.

81. “New Warrant Agreement” means the New Warrant Agreement governing the New Warrants to be entered into between Reorganized Stone and the New Warrant Agent on the Effective Date, substantially in the form Filed with the Plan Supplement, which New Warrant Agreement shall provide that the New Warrants have an exercise price equal to a total equity value of the Reorganized Debtors that implies a 100% recovery of outstanding principal to Noteholders plus accrued interest through the Effective Date less the face amount of the New Secured Notes and the Prepetition Notes Cash, may be exercised any time prior to the fourth anniversary of the Effective Date, shall contain customary arithmetic anti-dilution protections (against stock splits, stock dividends and similar events) and shall have such other terms that are acceptable to the Required Consenting Noteholders in their sole discretion.

82. “New Warrants” means warrants exercisable into 15% of the New Common Stock, which shall have the terms and conditions set forth in the New Warrant Agreement, subject to dilution solely for the Management Equity Incentive Program and any other issuances of New Common Stock after the Effective Date; provided, that in the event the Bankruptcy Court enters an order prior to the Effective Date appointing any official committee of equity security holders pursuant to 11 U.S.C. § 1102 the New Warrants distributed pursuant to Article III.C.5. shall be exercisable into 10% of the New Common Stock.

83. “Noteholders” means the Holders of the Prepetition Notes.

84. “Noteholder Committee” means the ad hoc committee of Noteholders.

85. “Old Common Stock” means the shares of common stock issued by Stone and outstanding as of the Equity Voting Record Date.

86. “Opposing Action” shall have the meaning set forth in Article III, section C.5(b) of the Plan.

87. “Ordinary Course Professionals Order” means any order of the Bankruptcy Court permitting the Debtors to retain certain professionals in the ordinary course of their businesses.

88. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; or (b) a Priority Tax Claim.

89. “Other Secured Claim” means any Secured Claim that is not a Prepetition Banks Claim.

90. “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

91. “Petition Date” means the date on which the Debtors File their petitions for relief commencing the Chapter 11 Cases.

92. “Plan” means this Second Amended Joint Prepackaged Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated December 28, 2016, as the same may be amended, supplemented or modified from time to time with the consent of the Required Consenting Noteholders and the Required Consenting Banks, including, without limitation, any exhibits hereto, which are incorporated herein by reference.

93. “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be Filed on notice to parties-in-interest, including, but not limited to, the following: (i) the

(8)

amended and restated certificate of incorporation and amended and restated by-laws of Reorganized Stone, (ii) the Amended Credit Agreement; (iii) the New Indenture, (iv) the New Warrant Agreement, (v) the identity of the members of the Reorganized Stone Board, (vi) the Schedule of Rejected Executory Contracts and Unexpired Leases, (vii) the Registration Rights Agreement, (viii) the Stockholders Agreement (if any) or a notice that the Required Consenting Noteholders determined that a Stockholders Agreement would not be required, (ix) amendments or modifications (if any) to Schedule B to the Restructuring Term Sheet; and (x) the Employment Agreements and Severance Agreements. The Debtors shall File forms of the materials comprising the Plan Supplement no later than the Plan Supplement Filing Date.

94. “Plan Supplement Filing Date” means the date that is five (5) days prior to the deadline to object to the confirmation of the Plan.

95. “Plan Supporters’ Advisors Fees” means (1) the advisor fees and expenses payable to the advisors for the Noteholder Committee pursuant to the Restructuring Support Agreement and (2) the reasonable and documented out-of-pocket fees and expenses of the Ad Hoc Equity Group (including fees and expenses of counsel and financial advisors) in an aggregate amount not to exceed one million dollars ($1,000,000.00).

96. “Prepetition Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under the Prepetition Credit Agreement and related financing documents or any such successor administrative agent.

97. “Prepetition Banks” means those “Banks” under (and as defined in) the Prepetition Credit Agreement as of the Petition Date.

98. “Prepetition Banks’ Advisors Fees” means all fees, costs and expenses of professionals and advisors of the Prepetition Administrative Agent and each of the Prepetition Banks payable by the Debtors as provided for under the Prepetition Credit Agreement.

99. “Prepetition Banks Cash” means Cash in an amount equal to the aggregate amount of unrestricted cash of the Debtors as of the Effective Date in excess of $25,000,000 net of any accrued and unpaid Administrative Claims (including Fee Claims) and other payments, escrows or distributions pursuant to the Plan, Appalachia Sale Agreement or otherwise.

100. “Prepetition Banks Claim” means a Claim arising under the Prepetition Credit Agreement.

101. “Prepetition Collateral” means the “Collateral” as such term is defined in the Prepetition Credit Agreement.

102. “Prepetition Convertible Indenture” means the Indenture dated as of March 6, 2012 among Stone, as issuer, Stone Offshore, as subsidiary guarantor, and the Indenture Trustee, as trustee, as such agreement may have been amended, restated, modified, supplemented or replaced from time to time.

103. “Prepetition Convertible Notes” means the unsecured notes issued under the Prepetition Convertible Indenture.

104. “Prepetition Credit Agreement” means the Fourth Amended and Restated Credit Agreement dated as of June 24, 2014 among Stone, as borrower, the Prepetition Banks, Bank of America, N.A., as Prepetition Administrative Agent and issuing bank, Wells Fargo Bank, National Association, Natixis, The Bank of Nova Scotia, Capital One, N.A., and Toronto Dominion (New York) LLC, as co-syndication agents, Regions Bank and U.S. Bank, National Association, as co-documentation agents, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and bookrunner, as such agreement may have been amended from time to time, providing for a maximum revolving credit facility of $900 million.

105. “Prepetition Indentures” means the Prepetition Convertible Indenture and the Prepetition Senior Indenture.

(9)

106. “Prepetition Notes” means the Prepetition Convertible Notes and the Prepetition Senior Notes.

107. “Prepetition Notes Cash” means Cash in an amount equal to $100 million.

108. “Prepetition Notes Claim” means a Claim arising under the Prepetition Notes.

109. “Prepetition Senior Indenture” means the Indenture dated as of November 8, 2012 among Stone, as issuer, Stone Offshore, as subsidiary guarantor, and the Indenture Trustee, as trustee, as such agreement may have been amended, restated, modified, supplemented or replaced from time to time.

110. “Prepetition Senior Notes” means the unsecured notes issued under the Prepetition Senior Indenture.

111. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

112. “Pro Rata” means the proportion that an Allowed Claim or Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class, or the proportion that Allowed Claims or Allowed Interests in a particular Class bear to the aggregate amount of Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed Interest under the Plan.

113. “Professional” means an Entity: (a) retained pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date pursuant to sections 327, 328, 329, 330, 363 and 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

114. “Registration Rights Agreement” means the Registration Rights Agreement to be entered into between Reorganized Stone and each investment manager with accounts that in the aggregate receive five percent (5%) or more of the New Common Stock on the Effective Date, substantially in the form Filed with the Plan Supplement, which Registration Rights Agreement shall be acceptable to the Required Consenting Noteholders in their sole discretion.

115. “Reinstated” means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the Holder of such Claim or Interest so as to leave such Claim or Interest Unimpaired or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default: (i) curing any such default that occurred before, on or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Interest as such maturity existed before such default; (iii) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A) of the Bankruptcy Code, compensating the Holder of such Claim or Interest (other than the Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the Holder.

116. “Release Opt-Out” means the items set forth in the Ballots and the Class 5 Plan Notice and Ballot pursuant to which Holders of Claims and Interests that have voted to reject the Plan may opt out of the release set forth in Article X.C hereof.

117. “Released Party” means each of: (a) the Debtors, the Reorganized Debtors and their Affiliates, (b) the Prepetition Administrative Agent, the Prepetition Banks, the other “Secured Parties” (as defined in the Prepetition Credit Agreement), the co-syndication agents under the Prepetition Credit Agreement, the co-

(10)

documentation agents under the Prepetition Credit Agreement, and the sole lead arranger and bookrunner under the Prepetition Credit Agreement, each in their respective capacities as such under the “Credit Documents” (as defined in the Prepetition Credit Agreement), (c) the Indenture Trustee, the Noteholders, and the members of the Noteholder Committee, each in their capacity as such, (d) the Committee, if any, (e) the Ad Hoc Equity Group and (f) with respect to each of the foregoing Entities in clauses (a) through (e), such Entities’ current or former subsidiaries, affiliates, managed accounts or funds, officers, directors, managers, managing members, principals, partners, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other Professionals, in their capacity as such, including, for the avoidance of doubt, Cole Schotz P.C. in its capacity as counsel to the Debtors’ management employees and Andrews Kurth Kenyon LLP in its capacity as counsel to Stone’s independent directors.

118. “Releasing Parties” means all Entities who have held, hold or may hold Claims or Interests that have been released pursuant to Article X.B or Article X.C, discharged pursuant to Article X.E or are subject to Exculpation.

119. “Reorganized Debtors” means from and after the Effective Date, any and all Debtors reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, transfer of all or substantially all assets or otherwise.

120. “Reorganized Stone” means Stone Energy Corporation, as reorganized under and pursuant to the Plan, or any successor thereto, by merger, consolidation, transfer of all or substantially all assets or otherwise, on and after the Effective Date.

121. “Reorganized Stone Board” means the board of directors of Reorganized Stone, the initial members of which shall be as set forth in the Plan Supplement and as comprised thereafter in accordance with the Amended Organizational Documents.

122. “Required Consenting Banks” means the Consenting Banks holding at least a majority of the principal amount outstanding of all Prepetition Banks Claims held by the Consenting Banks.

123. “Required Consenting Noteholders” means the Consenting Noteholders holding at least a majority of the principal amount outstanding of all Prepetition Notes Claims held by the Consenting Noteholders, provided that such Consenting Noteholders holding the majority in principal amount shall include at least three (3) separate Consenting Noteholders (for purposes of this definition, each institution holding Prepetition Notes Claims shall be taken together with each of its controlled affiliates’ and subsidiaries’ Prepetition Notes Claims holdings and they shall together in the aggregate constitute a single Consenting Noteholder).

124. “Restructuring Support Agreement” means that certain Amended and Restated Restructuring Support Agreement dated as of December 14, 2016 by and between the Debtors, the Consenting Banks and the Consenting Noteholders, as amended, modified or supplemented from time to time in accordance with its terms (including as modified by the Agreed Order Resolving Motion of the Ad Hoc Committee of Stone Energy Shareholders to Appoint an Official Committee of Equity Security Holders entered by the Bankruptcy Court on December 21, 2016 [Docket No. 147] with respect to the modifications to the Plan contemplated therein subject to the terms, conditions and provision thereof), a copy of which is attached hereto as Schedule 2.

125. “Restructuring Term Sheet” means that certain Restructuring Term Sheet dated as of December 14, 2016 and attached as Exhibit A to the Restructuring Support Agreement, as amended from time to time in accordance with the Restructuring Support Agreement.

126. “Schedule of Rejected Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be rejected, if any, which schedule shall be prepared by the Debtors and be acceptable to the Required Consenting Noteholders and filed in the Plan Supplement.

(11)

127. “Secured” means: when referring to a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code; or (b) otherwise Allowed pursuant to this Plan as a Secured Claim.

128. “Secured Claim” means a Claim that is Secured.

129. “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as amended.

130. “Severance Agreement” means that certain Executive Severance Agreement attached as an exhibit to the Motion of Debtors for Order Pursuant to 11 U.S.C. §§ 105(a), 363(b) and 365(a) and Fed. R. Bankr. P. 6004, 6006 and 9019 Authorizing and Approving (I) Executive Claims Settlement Agreement with Senior Executives and (II) the Assumption of Certain Amended Employment Agreements and Non-Qualified Plan [Docket No. 34], a copy of which shall be attached to the Plan Supplement.

131. “Stockholders Agreement” means the stockholders agreement (if any) of Reorganized Stone, if determined by the Required Consenting Noteholders to be necessary or appropriate, to be effective on the Effective Date and binding on all Holders of Prepetition Notes Claims that receive distributions of New Common Stock, substantially in the form Filed with the Plan Supplement, which Stockholders Agreement shall be acceptable to the Required Consenting Noteholders in their sole discretion.

132. “Stone” means Stone Energy Corporation, a Delaware corporation.

133. “Stone Equity Interests” means (i) any Old Common Stock, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately before the Effective Date; (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing in any of the Debtors and shall include: (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights; and (iii) any Claim against any Debtor subordinated pursuant to section 510(b) of the Bankruptcy Code, in each case as in existence immediately prior to the Effective Date; provided, however, that Stone Equity Interest does not include any Intercompany Interest.

134. “Stone Offshore” means Stone Energy Offshore, L.L.C., a Delaware limited liability company.

135. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

136. “Unimpaired” means, with respect to a Class of Claims or Interests, a Claim or an Interest that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

137. “Unimpaired Class” means an Unimpaired Class within the meaning of section 1124 of the Bankruptcy Code.

138. “Unsecured Claim” means a Claim that is not Secured by a Lien on property in which one of the Debtors’ Estates has an interest.

139. “U.S. Trustee” means the United States Trustee for the Southern District of Texas.

140. “Voting Classes” means Holders of Class 2 Prepetition Banks Claims, Class 3 Prepetition Notes Claims and Class 5 Stone Equity Interests.

141. “Voting Deadline” means 5:00 p.m. (prevailing Central Time) on December 16, 2016.

(12)

142. “Voting Record Date” means November 9, 2016.

B.	Rules of Interpretation

For purposes of this Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (b) unless otherwise specified, any reference in this Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference in this Plan to an existing document, schedule or exhibit, whether or not Filed, shall mean such document, schedule or exhibit, as it may have been or may be amended, modified or supplemented; (d) any reference to an Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references in this Plan to Articles are references to Articles of this Plan or to this Plan; (f) the words “herein,” “hereof” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, certificate of incorporation, bylaw, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (h) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (i) unless otherwise set forth in this Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (j) any term used in capitalized form in this Plan that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (k) all references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (l) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, as applicable to the Chapter 11 Cases, unless otherwise stated; and (m) any immaterial effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order or approval of the Bankruptcy Court or any other Entity.

C.	Computation of Time

In computing any period of time prescribed or allowed, the provisions of Bankruptcy Rule 9006(a) shall apply. If a payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act shall instead occur on the next succeeding Business Day, but shall be deemed to have occurred as of the required date.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and the Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of Delaware, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction and implementation of this Plan, any agreements, documents, instruments or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, not incorporated in Delaware shall be governed by the laws of the state of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures

All references in this Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

(13)

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or to the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

ARTICLE II.

ADMINISTRATIVE CLAIMS, PRIORITY

CLAIMS AND INTERCOMPANY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, Other Priority Claims and Intercompany Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Claims

1.	General Administrative Claims

Except with respect to Administrative Claims that are Fee Claims, Plan Supporters’ Advisors Fees or Prepetition Banks’ Advisors Fees and except to the extent that a Holder of an Allowed Administrative Claim, the Required Consenting Noteholders, and the applicable Debtors agree to less favorable treatment for such Holder, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the later of: (i) the Effective Date; (ii) the date such Administrative Claim is Allowed; and (iii) the date such Allowed Administrative Claim becomes due and payable; provided, however, that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ business shall be paid in full in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

2.	Fee Claims

On or immediately prior to the Effective Date, the Debtors shall pay all amounts owing to the Professionals for all unpaid Fee Claims relating to prior periods and for the period ending on the Effective Date. The Professionals shall estimate Fee Claims due for periods that have not been billed as of the Effective Date. On or prior to forty-five (45) days after the Effective Date, each Professional shall File with the Bankruptcy Court its final fee application seeking final approval of all fees and expenses from the Petition Date through the Effective Date; provided that the Reorganized Debtors may pay retained Professionals or other Entities in the ordinary course of business after the Effective Date, without further Bankruptcy Court order; and provided, further, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation or reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court order, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party no later than twenty (20) days after such Fee Claim is Filed with the Bankruptcy Court. To the extent necessary, the Plan and the Confirmation Order shall amend and supersede any previously entered order regarding the payment of Fee Claims. Within ten (10) days after entry of a Final Order with respect to its final fee application, each Professional shall remit any overpayment to the Reorganized Debtors and the Reorganized Debtors shall pay any unpaid amounts to each Professional.

B.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment or has been paid by the Debtors prior to the Effective Date, on or as soon as reasonably practicable after the latest of (a) the Effective Date, (b) the date on which such Priority Tax Claim becomes Allowed, (c) the date on which such Priority Tax Claim becomes due and payable and (d) such other date as may be mutually agreed to by and among such Holder, the Required Consenting Noteholders, and the Debtors, in full and final satisfaction, settlement, release

(14)

and discharge of, and in exchange for, each Allowed Priority Tax Claim, at the Debtors’ option (subject to the consent of the Required Consenting Noteholders), each Holder of such Allowed Priority Tax Claim shall receive on account of such Allowed Priority Tax Claim: (1) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (2) Cash in an aggregate amount of such Allowed Priority Tax Claim payable in installment payments over a period of time not to exceed five (5) years after the Petition Date, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code; or (3) such other treatment as may be agreed upon by such Holder, the Required Consenting Noteholders, the Required Consenting Banks and the Debtors or otherwise determined by an order of the Bankruptcy Court. To the extent any Priority Tax Claim is not due and owing on the Effective Date, after such Claim becomes Allowed, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and such Holder, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.

C.	Other Priority Claim

Each Holder of an Allowed Other Priority Claim due and payable on or before the Effective Date shall receive, on the Distribution Date, at the option of the Debtors (subject to the consent of the Required Consenting Noteholders), one of the following treatments: (1) Cash in an amount equal to the amount of such Allowed Other Priority Claim or (2) such other treatment as may be agreed upon by such Holder, the Required Consenting Noteholders, the Required Consenting Banks and the Debtors or otherwise determined upon an order of the Bankruptcy Court.

D.	Intercompany Claims

On the Effective Date, or as soon thereafter as is practicable, all Intercompany Claims will be adjusted, released, waived and discharged, contributed to the capital of the obligor, dividended or continued unimpaired to the extent determined appropriate by the Reorganized Debtors.

E.	Intercompany Interests

Intercompany Interests shall be retained and the legal, equitable and contractual rights to which Holders of such Intercompany Interests are entitled shall remain unaltered, except as otherwise provided herein.

F.	Statutory Fees

On the Distribution Date, Reorganized Stone shall pay, in full in Cash, any fees due and owing to the U.S. Trustee at the time of Confirmation. On and after the Effective Date, Reorganized Stone shall pay all applicable U.S. Trustee fees until the entry of a final decree in each such Debtor’s Chapter 11 Case or until such Chapter 11 Case is converted or dismissed.

ARTICLE III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Introduction

Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims against and Interests in the Debtors. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

This Plan, though proposed jointly, constitutes a separate plan proposed by each Debtor. Therefore, the classifications set forth in Article III.B herein apply separately with respect to each Plan proposed by each Debtor. If there are no Claims or Interests in a particular Class for a particular Debtor, then such Class of Claims or Interests shall not exist for all purposes of the Plan for that Debtor.

(15)

B.	Summary of Classification

The classification of Claims and Interests against the Debtors pursuant to the Plan is as follows:

SUMMARY OF STATUS AND VOTING RIGHTS

Class	Claim/Interest	Status	Voting Rights

1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2	Prepetition Banks Claims	Impaired	Entitled to Vote

3	Prepetition Notes Claims	Impaired	Entitled to Vote

4	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

5	Stone Equity Interests	Impaired	Entitled to Vote

C.	Treatment of Claims and Interests

1.	Class 1 – Other Secured Claims

(a)	Classification: Each Class 1 Claim is an Other Secured Claim against the applicable Debtor. With respect to each Debtor, this Class will be further divided into subclasses designated by letters of the alphabet (Class 1A, Class 1B and so on), so that each Holder of any Other Secured Claim against such Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

(b)	Treatment: The legal, equitable and contractual rights of the Holders of Other Secured Claims will not be altered by this Plan. Except to the extent a Holder of an Allowed Other Secured Claim has been paid by the Debtors prior to the Effective Date or the Holder of an Allowed Other Secured Claim, the Required Consenting Noteholders, and the Debtors agree to less favorable treatment of such Claim, each Holder of an Allowed Other Secured Claim (including any Claim for postpetition interest accrued until the Effective Date at the non-default rate provided in the applicable contract or, if there is no contract, then at the Federal Judgment Rate, to the extent permissible under Bankruptcy Code section 506(a)) shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Other Secured Claim, in the discretion of the Debtors (subject to the consent of the Required Consenting Noteholders), one of the following alternative treatments:

(i)	payment of the Allowed Class 1 Claim in full in Cash on the later of the Distribution Date or as soon as practicable after a particular Claim becomes Allowed;

(ii)	delivery to the Holder of the Allowed Class 1 Claim of the collateral securing such Allowed Class 1 Claim;

(iii)	such other treatment as may be agreed to by the applicable Debtor, the Required Consenting Noteholders, the Required Consenting Banks and the Holder; or

(16)

(iv)	the Holder shall retain its Lien on such property and such Allowed Class 1 Claim shall be Reinstated pursuant to section 1124(2) of the Bankruptcy Code.

(c)	Voting: Class 1 is Unimpaired. Holders of Class 1 Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, Holders of such Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 – Prepetition Banks Claims

(a)	Classification: Class 2 consists of all Prepetition Banks Claims.

(b)	Allowance: The Prepetition Banks Claims shall be deemed Allowed in the aggregate principal amount of $341,500,000 plus reasonable and documented fees and expenses of the Prepetition Administrative Agent and the Prepetition Banks, accrued prepetition interest and postpetition interest (at the non-default rate) and all other amounts due and owing under the Prepetition Credit Agreement and the other “Credit Documents” defined thereunder through the Effective Date.

(c)	Treatment: The Consenting Banks shall receive on account of the Prepetition Banks Claims held by such Holders, including obligations relating to issued but undrawn letters of credit under the Prepetition Credit Agreement, (i) their respective Pro Rata share of commitments, and obligations owing to such Holders with respect to outstanding loans, under the Amended Credit Agreement and (ii) their respective Pro Rata share of Prepetition Banks Cash as a partial repayment of such outstanding loans subject to re-borrowing to the extent permitted and pursuant to the terms of the Amended Credit Agreement. Holders of Prepetition Banks Claims (other than the Consenting Banks) shall have the option to receive either (x) the same treatment as the Consenting Banks or (y) their respective Pro Rata share of the obligations owing to such Holders with respect to the New Senior Secured Term Loans, provided that the obligations owing to such Holders of Prepetition Banks Claims with respect to issued but undrawn letters of credit under the Prepetition Credit Agreement shall remain outstanding and be cash collateralized in an amount equal to 103% of the face amount thereof.

(d)	Voting: Class 2 is Impaired. Holders of Class 2 Prepetition Banks Claims are entitled to vote to accept or reject this Plan.

3.	Class 3 – Prepetition Notes Claims

(a)	Classification: Class 3 consists of all Prepetition Notes Claims.

(b)	Allowance: The Prepetition Notes Claims shall be deemed Allowed in the aggregate principal amount of $1,075,000,000 plus reasonable and documented fees and expenses of the Indenture Trustee, accrued prepetition interest (at the non-default rate), and all other amounts due and owing under the Prepetition Indentures through the Effective Date.

(c)	Treatment: Holders of Prepetition Notes Claims shall receive their respective Pro Rata share of (i) the Prepetition Notes Cash, (ii) the New Secured Notes and (iii) the number of shares of New Common Stock constituting ninety-five percent (95%) of the shares of New Common Stock to be issued and outstanding pursuant to the Plan on the Effective Date, prior to dilution for the Management Equity Incentive Program and the New Warrants; provided, that in the event the Bankruptcy Court enters an order prior to the Effective Date appointing any official committee of equity security holders pursuant to 11 U.S.C. § 1102, the New Common Stock distributed pursuant to this Article III.C.3.(c) shall be increased to ninety-six percent (96%) of the shares of New Common Stock.

(17)

(d)	Voting: Class 3 is Impaired. Holders of Class 3 Prepetition Notes Claims are entitled to vote to accept or reject this Plan.

4.	Class 4 – General Unsecured Claims

(a)	Classification: Class 4 consists of all General Unsecured Claims.

(b)	Treatment: Except to the extent that a Holder of a General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for each General Unsecured Claim, on or as soon as practicable after the Effective Date or when such obligation becomes due in the ordinary course of business in accordance with applicable law or the terms of any agreement that governs such General Unsecured Claim, whichever is later, each Holder of a General Unsecured Claim shall be paid in full in Cash, or otherwise receive such treatment as to render such Holder Unimpaired; provided, however, that no Holder of a General Unsecured Claim shall receive any distribution for any Claim which has previously been satisfied pursuant to a Final Order of the Bankruptcy Court.

(c)	Voting: Class 4 is Unimpaired. Holders of Class 4 General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and, therefore, Holders of such General Unsecured Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 – Stone Equity Interests

(a)	Classification: Class 5 consists of all of the Stone Equity Interests.

(b)	Treatment: On the Effective Date, all Class 5 Stone Equity Interests shall be canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise. On or as soon as practicable after the Effective Date, each Holder of Old Common Stock, or other Stone Equity Interests that were exercised or exchanged for Old Common Stock in accordance with their terms prior to the Equity Voting Record Date, that did not submit a valid Release Opt-Out by the Equity Voting and Release Opt-Out Deadline shall receive, except as set forth in the immediately following sentence, its Pro Rata share of the number of shares of the New Common Stock constituting five percent (5%) of the shares of New Common Stock to be issued and outstanding pursuant to the Plan on the Effective Date, prior to dilution for the Management Equity Incentive Program and the New Warrants and its Pro Rata share of the New Warrants in satisfaction of its Class 5 Stone Equity Interests; provided, that in the event the Bankruptcy Court enters an order prior to the Effective Date appointing any official committee of equity security holders pursuant to 11 U.S.C. § 1102, the New Common Stock distributed pursuant to this Article III.C.5.(b) shall be reduced to four percent (4%) of the shares of New Common Stock. Each Holder of Stone Equity Interests that (x) submits a valid Release Opt-Out by the Equity Voting and Release Opt-Out Deadline and/or (y) objects to, delays, impedes, or takes any other action to interfere with the consummation of the Plan (any such action, an “Opposing Action”) shall receive no distribution on account of such Stone Equity Interests held by such Holder, and all shares of New Common Stock and New Warrants that would have been otherwise distributed to such Holders of Stone Equity Interests shall be distributed, Pro Rata, to those Holders of Stone Equity Interests that did not submit a valid Release Opt-Out and did not take any Opposing Action.

(18)

(c)	Voting: Class 5 is Impaired. Holders of Class 5 Stone Equity Interests are entitled to vote to accept or reject this Plan.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect the Debtors’ or the Reorganized Debtors’ rights and defenses in respect of any Claim or Interest that is Unimpaired under this Plan, including, without limitation, all rights in respect of (1) legal and equitable defenses to, (2) setoff or recoupment against or (3) counter-claims with respect to any such Unimpaired Claims and Interests.

E.	Discharge of Claims

Pursuant to section 1141(c) of the Bankruptcy Code, all Claims and Interests that are not expressly provided for and preserved herein (or in any contract, instrument, release or other agreement or document created pursuant to the Plan) shall be extinguished upon Confirmation, and the Debtors and all property dealt with herein shall be free and clear of all such Claims and Interests, including, without limitation, liens, security interests and any and all other encumbrances.

ARTICLE IV.

ACCEPTANCE REQUIREMENTS

Pursuant to sections 1126(c) and 1126(d) of the Bankruptcy Code and except as otherwise provided in section 1126(e) of the Bankruptcy Code, (a) an Impaired Class of Claims has accepted the applicable Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of Allowed Claims in such Class actually voting have voted to accept the applicable Plan and (b) an Impaired Class of Interests has accepted the Plan if the Holders of at least two-thirds in amount of the Allowed Interests in such Class actually voting have voted to accept the applicable Plan.

A.	Acceptance or Rejection of this Plan

1.	Voting Classes

Classes 2, 3 and 5 are Impaired under the Plan and are entitled to vote to accept or reject the Plan.

2.	Presumed Acceptance of this Plan

Classes 1 and 4 are Unimpaired under the Plan and are, therefore, conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

B.	Confirmation of This Plan Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by an Impaired Class. The Debtors request Confirmation of this Plan under section 1129(b) of the Bankruptcy Code with respect to any Impaired Class that does not accept this Plan pursuant to section 1126(c) of the Bankruptcy Code. The Debtors reserve the right to modify this Plan in accordance with Article XIII hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

C.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests (or any Class of Claims or Interests) are Impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or prior to the Confirmation Date.

(19)

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Transactions Effective as of the Effective Date

The transactions contemplated by the Plan shall be approved and effective as of the Effective Date without the need for any further state or local regulatory approvals or approvals by any non-Debtor parties, and without any requirement for further action by the Debtors, their board of directors, or their stockholders, or any other person or entity.

B.	New Debt Documents

On the Effective Date, the Reorganized Debtors are authorized to execute and deliver the Amended Credit Agreement, the New Senior Secured Term Loans, if applicable, the New Secured Notes, the Intercreditor Agreement and all related documents and instruments without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or vote, consent, authorization or approval of any Entity.

C.	Appalachia Sale

On or prior to the Effective Date, the Debtors will have consummated the Appalachia Sale pursuant to the terms and conditions of the Appalachia Sale Agreement, including, without limitation, selling substantially all of their assets located in the Marcellus and Utica shales in Appalachia to the Appalachia Purchaser free and clear of certain liens and encumbrances to the extent set forth in the Appalachia Sale Agreement, and assuming and assigning to the Appalachia Purchaser certain contracts and unexpired leases.

D.	Sources of Cash for Plan Distributions and Transfers of Funds Among Debtors

All consideration necessary for the Reorganized Debtors to make payments or distributions pursuant hereto shall be obtained from the proceeds of the Appalachia Sale or other Cash from the Debtors, including Cash from business operations. Further, the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

E.	Issuance of New Securities

The issuance of the New Securities is authorized without the need for any further corporate action and without any further action by Holders of Claims or Interests. On the Effective Date (1) the New Common Stock shall be issued to the Holders of Prepetition Notes Claims and Stone Equity Interests in accordance with the terms of this Plan and (2) the New Warrants shall be issued to the Holders of Stone Equity Interests in accordance with the terms of this Plan.

All of the New Securities issued pursuant to the Plan shall be duly authorized, validly issued, fully paid and non-assessable. Each distribution and issuance referred to in Article VII hereof shall be governed by the terms and conditions set forth herein applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

F.	Stockholders Agreement

The New Common Stock issued on account of the Prepetition Notes Claims may, if determined by the Required Consenting Noteholders to be necessary or appropriate, be subject to the Stockholders Agreement and some or all Holders of Prepetition Notes Claims may be required to enter into such Stockholders Agreement prior to

(20)

distribution of New Common Stock to such Holder of Prepetition Notes Claims. In the event so determined by the Required Consenting Noteholders, upon the Effective Date, the Stockholders Agreement shall be deemed to become valid, binding and enforceable in accordance with its terms and shall contain provisions governing the rights and obligations of Holders of New Common Stock who receive New Common Stock on account of Prepetition Notes Claims. In lieu of the form of Stockholders Agreement, a notice shall be included in the Plan Supplement in the event the Required Consenting Noteholders determine that the Stockholders Agreement is not necessary or appropriate. After such date all forfeited New Common Stock shall revert to Reorganized Stone and the applicable underlying Prepetition Notes Claims shall be discharged and forever barred.

G.	Listing of New Securities and Transfer Restrictions

Reorganized Stone shall use commercially reasonable efforts to list the New Common Stock on a national exchange reasonably acceptable to the Debtors and the Required Consenting Noteholders, with such listing to be effective on the Effective Date. The New Common Stock distributed to the Holders of Prepetition Notes Claims may be subject to certain transfer and other restrictions pursuant to the Stockholders Agreement (if any), if the Required Consenting Noteholders determine a Stockholders Agreement is necessary or appropriate.

H.	Cancellation of Securities and Agreements

On the Effective Date, except as otherwise specifically provided for in the Plan: (1) the obligations of the Debtors under the Prepetition Credit Agreement, the Prepetition Notes and any other Certificate, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Interest (except such Certificates, notes or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, Certificates, notes, bonds, indentures, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, Certificates, notes or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding Confirmation or the occurrence of the Effective Date, any agreement that governs the rights of the Holder of a Claim or Stone Equity Interest shall continue in effect solely for purposes of allowing such Holders to receive distributions under the Plan as provided herein; provided, further, however, such cancellation shall not alter the obligations or rights of any non-Debtor third parties vis-à-vis one another with respect to such certificate or instrument, including with respect to any indenture or agreement that governs the rights of the Holder of a Claim, which shall continue in effect for purposes of allowing Holders to receive distributions under the Plan, charging liens, priority of payment, and indemnification rights.

I.	Section 1145 Exemption

The offering, issuance and distribution of any New Secured Notes and New Securities contemplated by the Plan shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration before the offering, issuance, distribution or sale of securities pursuant to section 1145(a) of the Bankruptcy Code. In addition, any New Secured Notes and New Securities issued pursuant to section 1145 of the Bankruptcy Code as contemplated by the Plan will be freely transferable by the recipients thereof, subject to any limitations that may be applicable to Persons receiving such securities that are “affiliates” of Reorganized Stone as determined in accordance with applicable U.S. securities law and regulations.

J.	Corporate Existence

Except as otherwise provided herein, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect before the Effective Date, except to

(21)

the extent such certificate of incorporation and bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state law).

K.	Amended Organizational Documents

On the Effective Date, each Reorganized Debtor shall adopt the Amended Organizational Documents as permitted by the laws of their respective states of incorporation or organization and, in connection therewith, shall make all such required filings with the applicable Secretaries of State and/or other applicable authorities in their respective states of incorporation in accordance with the corporate or other applicable laws of their respective states of incorporation or organization. On the Effective Date, the Amended Organizational Documents shall be effective.

L.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or any agreement, instrument or other document incorporated therein, on the Effective Date, all property in each Estate, all Causes of Action (except those released by the Debtors pursuant to this Plan or otherwise) and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances (except for Liens, if any, granted to secure the obligations under the Amended Credit Agreement, the New Senior Secured Term Loans, if any, and the New Secured Notes). On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire or dispose of property and compromise or settle any Claims, Interests or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

M.	Directors and Officers of the Debtors and the Reorganized Debtors

Upon the Effective Date, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the New Boards shall take office and replace the then-existing boards of directors, boards of managers or similar governing bodies of the Reorganized Debtors. All members of such existing boards shall cease to hold office or have any authority from and after the Effective Date to the extent not expressly included in the roster of the New Boards. The Reorganized Stone Board shall, on the Effective Date, be comprised of seven (7) directors, consisting of the chief executive officer of Stone and six (6) directors appointed by the Required Consenting Noteholders. The New Affiliate Boards shall be comprised of directors designated by the Reorganized Stone Board.

N.	Management Equity Incentive Program

The Management Equity Incentive Program will be established after the Effective Date by the Reorganized Stone Board.

O.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors and the officers and members of the New Boards are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations or consents except for those expressly required pursuant to the Plan or the Amended Organizational Documents.

P.	Exemption from Certain Taxes and Fees

Pursuant to section 1146(a) of the Bankruptcy Code, any transfer from a Debtor to a Reorganized Debtor or to any Entity pursuant to, in contemplation of or in connection with the Plan (including, without limitation, the Appalachia Sale) or pursuant to: (1) the issuance, distribution, transfer or exchange of any debt, Equity Security or other Interest in the Debtors or the Reorganized Debtors; (2) the creation, modification, consolidation or recording

(22)

of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (3) the making, assignment or recording of any lease or sublease; or (4) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instruments of transfer executed in connection with any transaction arising out of, contemplated by or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

Q.	Employee and Retiree Benefits

On and after the Effective Date, and subject to any additions, deletions, and/or modifications as may be required by the Required Consenting Noteholders pursuant to the Restructuring Term Sheet, the Reorganized Debtors shall: (1) honor, in the ordinary course of business, any contracts, agreements, policies, programs and plans for, among other things, compensation, health care benefits, disability benefits, deferred compensation benefits, travel benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance and accidental death and dismemberment insurance for the directors, officers and employees of any of the Debtors who served in such capacity at any time; and (2) honor, in the ordinary course of business, Claims of employees employed as of the Effective Date for accrued vacation time and deferred compensation arising prior to the Petition Date; provided, however, that the Debtors’ or Reorganized Debtors’ performance of any employment agreement will not entitle any person to any benefit or alleged entitlement under any policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such policy, program or plan. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans. Without limiting the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

R.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Releases by the Debtors provided by Article X hereof), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against them. Except with respect to Causes of Action as to which the Debtors or the Reorganized Debtors have released any Entity on or before the Effective Date (including pursuant to the Releases by the Debtors or otherwise), the Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon, after or as a consequence of Confirmation or Consummation of the Plan.

S.	Indenture Trustee Fees

On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors shall pay all reasonable and documented fees and expenses (including reasonable and documented fees and expenses of counsel) incurred by the Indenture Trustee through and including the Effective Date to the extent required by the Prepetition Indentures. The Indenture Trustee shall not be required to file any application under sections 330 or 331 of the Bankruptcy Code or otherwise with regard to the allowance of its fees and expenses.

(23)

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each Executory Contract and Unexpired Lease to which it is a party, including, without limitation, the Appalachia Sale Agreement, unless such contract or lease: (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject Filed on or before the Confirmation Date; or (4) is set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases. Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting assignment, the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before or on the date that the Debtors assume such Executory Contract or Unexpired Lease. Any proof of claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. Notwithstanding the foregoing, before the Effective Date, the Debtors, with the consent of the Required Consenting Noteholders, and after the Effective Date, the Reorganized Debtors, shall have the right to amend the Schedule of Rejected Executory Contracts and Unexpired Leases. In addition, notwithstanding the foregoing, the Reorganized Debtors shall have the right to terminate, amend or modify any intercompany contracts, leases or other agreements without approval of the Bankruptcy Court.

B.	Assumption of Indemnification Provisions

The Debtors, and upon the Effective Date, the Reorganized Debtors, shall assume all of the Indemnification Provisions in place on and before the Effective Date for Indemnified Parties for Claims related to or arising out of any actions, omissions or transactions occurring before the Effective Date, as such Indemnification Provisions may be amended pursuant to the Restructuring Support Agreement. Substantially final forms of the Indemnification Provisions shall be included in the Plan Supplement.

C.	Assumption of Employment and Severance Agreement

On the Effective Date, the obligations of the Debtors under the Employment Agreements and Severance Agreement shall be assumed by the Reorganized Debtors. For the avoidance of doubt, the Debtors have not agreed to assume any severance obligations, including, without limitation, severance obligations with respect to non-executive employees, except as set forth in the Severance Agreement. The assumption of any other severance obligations will be subject to the consent of the Required Consenting Noteholders.

D.	Assumption of the D&O Insurance Policies and Fiduciary Liability Insurance Policies

Unless obtained prior to the Petition Date, the Debtors shall, prior to the Effective Date and in consultation with the Required Consenting Noteholders, obtain and fully pay the premium for a non-cancelable extension of the directors’ and officers’ liability coverage of the Debtors’ existing directors’ and officers’ insurance policies and the Debtors’ existing fiduciary liability insurance policies, in each case, for a claims reporting or discovery period of at least six years from and after the Effective Date with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Debtors’ existing policies. The Debtors, and upon the Effective

(24)

Date, the Reorganized Debtors, shall assume all of the D&O Insurance Policies and fiduciary liability insurance policies pursuant to section 365(a) of the Bankruptcy Code. Unless previously effectuated by separate order entered by the Bankruptcy Court, entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the D&O Insurance Policies and fiduciary liability insurance policies.

E.	Payments Related to Assumption of Executory Contracts and Unexpired Leases

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to this Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree (with the consent of the Required Consenting Noteholders and, for any payment in excess of $15 million, the Required Consenting Banks). In the event of a dispute regarding: (a) the amount of any Cure Claim; (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), if applicable, under the Executory Contract or the Unexpired Lease to be assumed; or (c) any other matter pertaining to assumption, the Cure Claims shall be paid following the entry of a Final Order resolving the dispute and approving the assumption of such Executory Contracts or Unexpired Leases; provided, however, that the Debtors (with the consent of the Required Consenting Noteholders and, for any asserted Cure Claim in excess of $15 million, the Required Consenting Banks), or the Reorganized Debtors, as applicable, may settle any dispute regarding the amount of any Cure Claim without any further notice to or action, order or approval of the Bankruptcy Court.

F.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any nonbankruptcy law to the contrary, the Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors or Reorganized Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

G.	Rejection Damages Claims

All Claims arising from the rejection (if any) of Executory Contracts or Unexpired Leases must be Filed with the clerk of the Bankruptcy Court and served upon counsel for the Reorganized Debtors within thirty (30) days of the occurrence of the Effective Date. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim is classified and shall be treated as a Class 4 General Unsecured Claim. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within the time required by this section will be forever barred from assertion against the Debtors, the Reorganized Debtors, the Estates or the property of the Debtors or the Reorganized Debtors.

H.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor may be performed by the applicable Debtor or Reorganized Debtor in the ordinary course of business.

I.	Intercompany Contracts and Leases

Any intercompany Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

J.	Modifications, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in this Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, whether executed before or during the Chapter 11 Cases, and all

(25)

Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, extension rights, purchase rights and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under this Plan.

Modifications, amendments, supplements and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or the Unexpired Lease, or the validity, priority or amount of any Claims that may arise in connection therewith.

K.	Reservation of Rights

Neither the exclusion nor inclusion of any contract or lease in the Schedule of Rejected Executory Contracts and Unexpired Leases, nor anything contained in this Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

L.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Executory Contracts or Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts To Be Distributed; Entitlement to Distributions

1.	Timing and Calculation of Amounts To Be Distributed

Unless otherwise provided in this Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim or Stone Equity Interest is not an Allowed Claim or Allowed Stone Equity Interest on the Effective Date, on the date that such Claim or Stone Equity Interest becomes an Allowed Claim or Allowed Stone Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Allowed Stone Equity Interest against the Debtors shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Allowed Stone Equity Interests in the applicable Class. If and to the extent that there are Disputed Claims or Disputed Stone Equity Interests, distributions on account of any such Disputed Claims or Disputed Stone Equity Interests shall be made pursuant to the provisions set forth in this Article VII. Except as otherwise provided herein, Holders of Claims shall not be entitled to postpetition interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

2.	Entitlement to Distributions

On the Effective Date, the Disbursing Agent shall be authorized to recognize and deal only with those Holders of Claims listed on the Debtors’ books and records. Accordingly, the Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Effective Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims (or participants therein) as of the close of business on the Effective Date; provided, however, that distributions to holders of publicly held securities will be made on or as soon as practicable after the Effective Date in accordance with the surrender provisions of the Plan.

(26)

B.	Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Reorganized Debtors as Disbursing Agent or such other Entity designated by the Reorganized Debtors as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. In the event that a Disbursing Agent is so ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors. The Prepetition Administrative Agent shall be deemed to be the Holder of all Prepetition Banks Claims for purposes of distributions to be made hereunder, and all distributions on account of Allowed Prepetition Banks Claims shall be made to the Prepetition Administrative Agent. The Prepetition Administrative Agent shall hold such distributions for the benefit of the Holders of Allowed Prepetition Banks Claims and shall deliver such distributions to such Holders. The Indenture Trustee shall be deemed to be the Holder of all Prepetition Notes Claims for purposes of distributions to be made hereunder, and all distributions on account of Allowed Prepetition Notes Claims shall be made to the Indenture Trustee. The Indenture Trustee shall hold such distributions for the benefit of the Holders of Allowed Prepetition Notes Claims and shall deliver such distributions to such Holders.

C.	Rights and Powers of Disbursing Agent

1.	Powers of the Disbursing Agent

The Disbursing Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to this Plan or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

2.	Expenses Incurred on or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

D.	Distributions on Account of Claims or Stone Equity Interests Allowed After the Effective Date

1.	Payments and Distributions on Disputed Claims or Stone Equity Interests

Distributions made after the Effective Date to Holders of Disputed Claims or Disputed Stone Equity Interests that are not Allowed Claims or Allowed Stone Equity Interests as of the Effective Date but which later become Allowed Claims or Allowed Stone Equity Interests shall be deemed to have been made on the Effective Date.

2.	Special Rules for Distributions to Holders of Disputed Claims and Disputed Stone Equity Interests

Notwithstanding any provision otherwise in this Plan and except as otherwise agreed to by the Debtors, with the consent of the Required Consenting Noteholders, or the Reorganized Debtors, as applicable, (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim or a Disputed Stone Equity Interest until all such disputes in connection with such Disputed Claim or Disputed Stone Equity Interest have been resolved by settlement or Final Order and such Disputed Claim or Disputed Stone Equity Interest becomes an Allowed Claim or Allowed Stone Equity Interest; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim or an Allowed Stone Equity Interest and a Disputed Stone Equity Interest shall not receive any distribution on the Allowed Claim or Allowed Stone Equity Interest unless and until all objections to the Disputed Claim or the Disputed Stone Equity Interest have been resolved by settlement or Final Order and the Disputed Claims or the Disputed Stone Equity Interests have been Allowed.

(27)

E.	Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.	Delivery of Distributions in General

Except as otherwise provided herein, the Reorganized Debtors shall make distributions to Holders of Allowed Claims and Allowed Stone Equity Interests at the address for each such Holder as indicated on the Debtors’ records as of the date of any such distribution.

2.	Minimum Distributions

The Reorganized Debtors shall not be required to make partial distributions or payments of fractions of New Common Stock and such fractions shall be deemed to be zero.

3.	Undeliverable Distributions and Unclaimed Property

(a)	Failure To Claim Undeliverable Distributions

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made unless and until the Disbursing Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, however, such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six (6) months from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors (notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary), and the Claim or Stone Equity Interest of any Holder to such property or interest in property shall be discharged and forever barred.

(b)	Failure To Present Checks

Checks issued by the Disbursing Agent on account of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the issuance of such check. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued. Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within one hundred and eighty (180) days after the issuance of such check shall have its Claim for such un-negotiated check discharged and shall be discharged and forever barred, estopped and enjoined from asserting any such Claim against the Reorganized Debtors or their property. In such cases, any Cash held for payment on account of such Claims shall be property of the Reorganized Debtors, free of any Claims of such Holder with respect thereto. Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

F.	Compliance with Tax Requirements/Allocations

In connection with this Plan, to the extent applicable, the Reorganized Debtors shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors and the Disbursing Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under this Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions or establishing any other mechanisms they believe are reasonable and appropriate. The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens and encumbrances.

(28)

G.	Surrender of Canceled Instruments or Securities

As a condition precedent to receiving any distribution on account of its Allowed Claim or Allowed Stone Equity Interest, each Holder of a Claim or a Stone Equity Interest shall be deemed to have surrendered the Certificates or other documentation underlying each such Claim or Stone Equity Interest, and all such surrendered Certificates and other documentations shall be deemed to be canceled pursuant to Article V.G hereto, except to the extent otherwise provided herein.

H.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce a Claim, and such Claim shall be disallowed without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment on account of such Claim from a party that is not a Debtor or a Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within two (2) weeks of receipt thereof, repay or return the distribution to the applicable Reorganized Debtor, to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the Distribution Date.

2.	Claims Payable by Third Parties

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be expunged without a Claims objection having to be Filed and without any further notice to or action, order or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy. Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED AND DISPUTED CLAIMS AND DISPUTED STONE EQUITY INTERESTS

A.	Allowance of Claims and Stone Equity Interests

Except as expressly provided herein or any order entered in the Chapter 11 Cases on or prior to the Effective Date (including the Confirmation Order), no Claim or Stone Equity Interest shall be deemed Allowed unless and until such Claim or Stone Equity Interest is deemed Allowed under the Bankruptcy Code, under the Plan or the Bankruptcy Court enters a Final Order in the Chapter 11 Cases allowing such Claim under section 502 of the Bankruptcy Code. Except as expressly provided in any order entered in the Chapter 11 Cases on or prior to the Effective Date (including the Confirmation Order), the Reorganized Debtors after Confirmation will have and retain any and all rights and defenses the Debtors had with respect to any Claim or Stone Equity Interest as of the Petition Date.

(29)

B.	Prosecution of Objections to Claims and Stone Equity Interests

The Debtors (in consultation with the Noteholder Committee) or the Reorganized Debtors, as applicable, shall have the exclusive authority to File, settle, compromise, withdraw or litigate to judgment any objections to Claims or Stone Equity Interests as permitted under this Plan. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Stone Equity Interest without approval of the Bankruptcy Court. The Debtors (in consultation with the Noteholder Committee) also reserve the right to resolve any Disputed Claim or Disputed Stone Equity Interest outside the Bankruptcy Court under applicable governing law.

C.	Procedures Regarding Disputed Claims or Disputed Stone Equity Interests

1.	No Filing of Proofs of Claim or Stone Equity Interests

Except as otherwise provided in this Plan, including, without limitation Article VI.G, Holders of Claims or Stone Equity Interests shall not be required to File a proof of claim or proof of interest, and no parties should File a proof of claim or proof of interest. The Debtors do not intend to object to the allowance of Claims Filed or Stone Equity Interests Filed; provided, however, that the Debtors and the Reorganized Debtors, as applicable, reserve the right to object to any Claim or Stone Equity Interest that is entitled, or deemed to be entitled, to a distribution under this Plan or is rendered Unimpaired under this Plan. Instead, the Debtors intend to make distributions, as required by this Plan, in accordance with the books and records of the Debtors. Unless disputed by a Holder of a Claim or a Stone Equity Interest, the amount set forth in the books and records of the Debtors shall constitute the amount of the Allowed Claim or Allowed Stone Equity Interest of such Holder. If any such Holder of a Claim or a Stone Equity Interest disagrees with the Debtors’ books and records with respect to the Allowed amount of such Holder’s Claim or Stone Equity Interest, such Holder must so advise the Debtors in writing, in which event the Claim or Stone Equity Interest will become a Disputed Claim or a Disputed Stone Equity Interest. The Debtors intend to attempt to resolve any such disputes consensually or through judicial means outside the Bankruptcy Court subject to the consent of the Required Consenting Noteholders. Nevertheless, the Debtors may, in their discretion and in consultation with the Required Consenting Noteholders, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or Stone Equity Interest or any other appropriate motion or adversary proceeding with respect thereto. All such objections will be litigated to Final Order; provided, however, that the Debtors may, with the consent of the Required Consenting Noteholders, compromise, settle, withdraw or resolve by any other method approved by the Bankruptcy Court any objections to Claims or Stone Equity Interests.

2.	Claims Estimation

Any Debtor or Reorganized Debtor, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned objection, estimation, and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

D.	Distributions After Allowance

To the extent that a Disputed Claim or a Disputed Stone Equity Interest ultimately becomes an Allowed Claim or Allowed Stone Equity Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Allowed Stone Equity Interest in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Stone

(30)

Equity Interest becomes a Final Order, the Disbursing Agent shall provide to the Holder of such Claim or Stone Equity Interest the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any postpetition interest to be paid on account of such Claim or Stone Equity Interest.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN AND THE EFFECTIVE DATE

A.	Conditions Precedent to Confirmation

It shall be a condition to Confirmation hereof that all provisions, terms and conditions hereof are approved in the Confirmation Order.

1. The Appalachia Sale shall have been approved by the Bankruptcy Court prior to or contemporaneously with Confirmation.

2. A Confirmation Order shall have been entered by the Bankruptcy Court, in form and substance acceptable in all respects to the Required Consenting Noteholders, the Required Consenting Banks and the Debtors.

3. The Confirmation Order shall provide that, among other things, the Debtors or the Reorganized Debtors, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate this Plan, including, without limitation, entering into, implementing and consummating the other contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in this Plan.

4. Unless otherwise agreed to in writing by the Required Consenting Noteholders, the Required Consenting Banks, and/or the Consenting Banks, as applicable, to the extent of their respective consent rights as provided in this Plan, the Debtors shall not have submitted any amendment, modification or filing seeking to amend or modify this Plan, the Disclosure Statement or any documents, motions or orders related to the foregoing.

B.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following provisions, terms and conditions are satisfied (or waived pursuant to the provisions of Article IX.C hereof), and the Effective Date shall occur on the date upon which the last of such conditions are so satisfied and/or waived.

1. The Plan and all documents contemplated thereby, including any amendments, modifications or supplements thereto, shall be acceptable to the Debtors, the Required Consenting Noteholders, the Required Consenting Banks and/or the Consenting Banks, as applicable, to the extent of their respective consent rights as provided in the Plan, and pursuant to the terms of, and in accordance with, the Restructuring Support Agreement.

2. Prior to or as of the Effective Date, payment in full in Cash of any and all accrued but unpaid reasonable Plan Supporters’ Advisors Fees for which the Debtors have received invoices or estimates prior to the Effective Date.

3. Prior to or as of the Effective Date, payment in full in Cash of any and all accrued but unpaid reasonable Prepetition Banks’ Advisors Fees for which the Debtors have received invoices or estimates prior to the Effective Date.

4. The Effective Date shall have occurred on or prior to the earlier of: (i) fifteen (15) calendar days after the entry of the Confirmation Order; and (ii) March 13, 2017.

5. The Confirmation Order shall be a Final Order in form and substance acceptable to the Required Consenting Noteholders, the Required Consenting Banks and the Debtors. The Confirmation Order shall provide that, among other things, the Debtors or the Reorganized Debtors, as appropriate, are authorized and directed to take all actions necessary or appropriate to consummate this Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in this Plan.

(31)

6. The Restructuring Support Agreement shall have been assumed by the Debtors and shall not have terminated.

7. The Amended Credit Agreement and the Intercreditor Agreement shall have been executed and delivered by all of the Entities that are parties thereto and all conditions precedent to the consummation thereof shall have been waived or satisfied in accordance with the terms thereof.

8. All actions, documents, certificates and agreements necessary to implement this Plan shall have been effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable Governmental Units in accordance with applicable laws.

9. The cure amounts or other payment obligations of any of the Debtors (including as reorganized under and pursuant to this Plan) arising or otherwise resulting from the assumption of executory contracts or unexpired leases, on a per-contract basis and on an aggregate basis, calculated by the Required Consenting Noteholders and the Required Consenting Banks, in their respective reasonable discretion, does not exceed or is not reasonably expected to exceed an amount acceptable to the Required Consenting Noteholders and the Required Consenting Banks, in their respective sole discretion; provided, however, that the conditions set forth in this Section B.9 of Article IX shall not constitute a condition precedent to the Effective Date with respect to the discretion of the Required Consenting Banks unless such cure amounts or other payment obligations calculated by the Required Consenting Banks, in their reasonable discretion, exceed or are reasonably expected to exceed $15 million on an aggregate basis.

10. (a) The Specified Employee Plans (as defined in the Restructuring Term Sheet) (including any additions, deletions and/or modifications made thereto) other than the Employment Agreements and Severance Agreement are acceptable to the Required Consenting Noteholders in their sole discretion; (c) the Indemnification Provisions (including any additions, deletions, and/or modifications made thereto) are reasonably satisfactory to the Required Consenting Noteholders; and (d) the D&O Insurance Policies and fiduciary liability insurance policies (including any additions, deletions, and/or modifications made thereto) are acceptable to the Required Consenting Noteholders in their sole discretion.

11. The Appalachia Sale shall have closed.

12. The Debtors shall have resolved issues related to the provision of additional collateral to BOEM on terms acceptable to the Required Consenting Noteholders and the Required Consenting Banks.

C.	Waiver of Conditions

Each of the conditions to Confirmation and to Consummation set forth in this Article IX may be waived with the consent of the Debtors, the Required Consenting Noteholders and the Required Consenting Banks without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan; provided, however, the Debtors, the Required Consenting Noteholders and the Required Consenting Banks, as applicable, shall only have the right to waive any such conditions to the extent such party has the right to consent to the satisfaction of such condition.

D.	Effect of Nonoccurrence of Conditions

If the Consummation of this Plan does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

(32)

ARTICLE X.

SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests and Controversies

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests and controversies relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of such Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates and Holders of Claims and Interests and is fair, equitable and reasonable. In accordance with the provisions of the Plan, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019(a), without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against them and Causes of Action against other Entities.

B.	Releases by the Debtors

To the extent permitted by applicable law and approved by the Bankruptcy Court, pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, including, without limitation, the service of the Released Parties to facilitate the expeditious reorganization of the Debtors, the implementation of the restructuring contemplated by the Plan, and the waiver of certain Claims of certain of the Released Parties against the Debtors, on and after the Effective Date, the Released Parties are deemed released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims, asserted on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity or otherwise, that the Debtors, the Reorganized Debtors, the Estates or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Entity, based on or relating to any act, omission, transaction event or other occurrence taking place on or prior to the Effective Date; provided, however, that the foregoing “Debtor Releases” shall not operate to waive or release any Causes of Action of any Debtor: (1) against a Released Party arising from any contractual obligations owed to the Debtors that are pursuant to an Executory Contract that is not otherwise rejected by the Debtors pursuant to section 365 of the Bankruptcy Code before, after, or as of the Effective Date; (2) expressly set forth in and preserved by the Plan or related documents; or (3) arising from claims for fraud, gross negligence, willful misconduct or criminal conduct. Notwithstanding anything to the contrary in the foregoing, the “Debtor Releases” set forth above do not release any post-Effective Date obligations of any party under the Plan or any document, instrument or agreement executed in connection with the Plan with respect to the Debtors, the Reorganized Debtors or the Estates.

C.	Releases by Holders of Claims and Interests

To the extent permitted by applicable law and approved by the Bankruptcy Court, as of the Effective Date, each Holder of a Claim or Interest who does not validly reject the Plan and elect the Release Opt-Out on its Ballot shall be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever, released and discharged the Debtors, the Reorganized Debtors and the Released Parties from any and all Claims, Interests, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative Claims, asserted on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date; provided, however, that the foregoing release shall not operate to waive or release any Causes of Action of any Releasing Party: (1)

(33)

against a Released Party arising from any contractual obligations owed to the Releasing Party that are wholly unrelated to the Debtors or the Reorganized Debtors; (2) expressly set forth in and preserved by the Plan or related documents; or (3) arising from claims for fraud, gross negligence, willful misconduct or criminal conduct. Notwithstanding anything to the contrary in the foregoing, the release set forth above does not release any post-Effective Date obligations of any party under the Plan or any document, instrument or agreement executed in connection with the Plan.

D.	Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Exculpated Claim, obligation, Cause of Action or liability for any Exculpated Claim, except for fraud, gross negligence, willful misconduct or criminal conduct, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

E.	Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, the distributions, rights and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release and discharge, effective as of the Effective Date, of all Claims, Interests and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Claim or Interest based upon such Claim, debt, right or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (2) the Holder of such a Claim or Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring, except as otherwise expressly provided in the Plan.

F.	Injunction

Except as otherwise expressly provided in the Plan or related documents, or for obligations issued pursuant to the Plan, from and after the Effective Date, all Releasing Parties are permanently enjoined from taking any of the following actions against the Debtors or the Reorganized Debtors: (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting or recovering by any manner or means any judgment, award, decree or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from such Entities or against the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests unless such Holder has Filed a motion requesting the right to perform such setoff on or before the Confirmation Date; and (5) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan. Nothing in the Plan or the Confirmation Order shall preclude any Entity from pursuing an action against one or more of the Debtors in a nominal capacity to recover insurance proceeds so long as the Debtors or the Reorganized Debtors, as applicable, and any such Entity agree in writing that such Entity will: (a) waive all Claims against the Debtors, the Reorganized Debtors and the Estates related to such action and (b) enforce any judgment on account of such Claim solely against applicable insurance proceeds, if any.

(34)

G.	Setoffs

Except with respect to Prepetition Notes Claims or as otherwise expressly provided for in the Plan, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law or as may be agreed to by the Holder of a Claim or an Interest, may set off against any Allowed Claim or Allowed Interest and the distributions to be made pursuant to the Plan on account of such Allowed Claim or Allowed Interest (before any distribution is made on account of such Allowed Claim or Allowed Interest), any claims, rights and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim or Allowed Interest, to the extent such claims, rights or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim or Interest pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such claims, rights and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of Claims or Interests be entitled to setoff any Claim or Interest against any claim, right or Cause of Action of the Debtor or the Reorganized Debtor, as applicable, unless such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date.

H.	Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of an Other Secured Claim, satisfaction in full of the portion of the Other Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

I.	Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date.

ARTICLE XI.

BINDING NATURE OF PLAN

THIS PLAN SHALL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THE PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASES, OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THE PLAN OR VOTED TO REJECT THE PLAN.

ARTICLE XII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan to the fullest extent permitted by law, including, without limitation, jurisdiction to:

(35)

1. allow, disallow, determine, liquidate, classify, estimate or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount or allowance of Claims or Interests;

2. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3. resolve any matters related to: (a) the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including Cure Claims pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; (c) the Reorganized Debtors amending, modifying or supplementing, after the Effective Date, pursuant to Article VI, any Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed or rejected or otherwise; and (d) any dispute regarding whether a contract or lease is or was executory or expired;

4. ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

5. adjudicate, decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6. adjudicate, decide or resolve any and all matters related to Causes of Action;

7. adjudicate, decide or resolve any and all matters related to sections 1141 and 1145 of the Bankruptcy Code;

8. enter and implement such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement;

9. adjudicate, decide or resolve any and all matters related to the Appalachia Sale Agreement;

10. enter and enforce any order for the sale of property pursuant to sections 363, 1123 or 1146(a) of the Bankruptcy Code, including, without limitation, any order approving the Appalachia Sale;

11. resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with the Consummation, interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

12. issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

13. resolve any cases, controversies, suits, disputes or Causes of Action with respect to the releases, injunctions and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunctions and other provisions;

14. resolve any cases, controversies, suits, disputes or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VII;

(36)

15. enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

16. determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement;

17. enter an order or final decree concluding or closing the Chapter 11 Cases;

18. adjudicate any and all disputes arising from or relating to distributions under the Plan;

19. consider any modifications of the Plan to cure any defect or omission or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

20. determine requests for the payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

21. hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

22. hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

23. hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

24. enforce all orders previously entered by the Bankruptcy Court; and

25. hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XIII.

MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

A.	Modifications and Amendments

Subject to the limitations and rights contained in this Plan: (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, and with the consent of the Required Consenting Noteholders and the Required Consenting Banks, to amend or modify this Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors, with the consent of the Required Consenting Noteholders and the Required Consenting Banks, or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan.

B.	Effect of Confirmation on Modifications

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

(37)

C.	Revocation or Withdrawal of the Plan

Subject to the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw this Plan prior to the Effective Date and to File subsequent chapter 11 plans, in each case solely if the Restructuring Support Agreement has been terminated in accordance with its terms. If the Debtors revoke or withdraw this Plan subject to the terms hereof and the Restructuring Support Agreement, or if Confirmation or Consummation does not occur, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

D.	Substantial Consummation of the Plan

Substantial consummation of the Plan under Bankruptcy Code section 1101(2) shall be deemed to occur on the Effective Date.

ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A.	Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, affiliate, officer, director, manager, agent, representative, attorney, beneficiary or guardian, if any, of each Entity.

B.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. Neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan or the Disclosure Statement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests before the Effective Date.

C.	Further Assurances

For the avoidance of doubt, the Debtors, the Reorganized Debtors, the Consenting Banks, and the Consenting Noteholders shall not violate, and shall otherwise comply, with the Restructuring Support Agreement in all respects, including with respect to the implementation of the Plan and the Effective Date. The Debtors or the Reorganized Debtors, as applicable, all Holders of Claims and Stone Equity Interests receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.

D.	Payment of Fees and Expenses

Prior to or as of the Effective Date, the Debtors shall promptly pay in Cash in full any and all accrued but unpaid reasonable Plan Supporters’ Advisors Fees and Prepetition Banks’ Advisors Fees for which the Debtors have received invoices or estimates prior to the Effective Date.

(38)

E.	Service of Documents

Any pleading, notice or other document required by this Plan to be served on or delivered to the Debtors shall be sent by overnight mail to:

Stone Energy Corporation

625 East Kaliste Saloom Rd

Lafayette, LA. 70508

Attn:	Lisa S. Jaubert

    Kenneth H. Beer

Direct Dial: (337) 521-2278

Fax: (337) 521-9916

Email:	JaubertLS@StoneEnergy.com

BeerKH@StoneEnergy.com

with copies to:

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attn:	David S. Heller

Josef S. Athanas

Caroline A. Reckler

Matthew L. Warren

Direct Dial: (312) 876-7700

Fax: (312) 993-9767

Email:	david.heller@lw.com

josef.athanas@lw.com

caroline.reckler@lw.com

matthew.warren@lw.com

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attn:	Michael S. Stamer

Meredith A. Lahaie

Direct Dial: (212) 872-1000

Fax: (212) 872-1002

Email:	mstamer@akingump.com

mlahaie@akingump.com

and

O’Melveny & Myers, LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attn:	George Davis,

Suzzanne Uhland

Michael F. Lotito

Direct Dial: (212) 326-2000

Fax: (212) 326-2061

E-Mail:	gdavis@omm.com;

suhland@omm.com

mlotito@omm.com

(39)

F.	Dissolution of Committee

On the Effective Date, the Committee(s), if any, shall dissolve automatically, whereupon its members, Professionals and agents shall be released from any further duties and responsibilities in the Chapter 11 Cases and under the Bankruptcy Code, except for purposes of filing applications for Professional compensation in accordance with Article II.A.2 of this Plan.

G.	Nonseverability of Plan Provisions

If, before Confirmation of the Plan, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors; provided, further, that the Debtors may seek an expedited hearing before the Bankruptcy Court to address any objection to any such alteration or interpretation of the foregoing. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

H.	Return of Security Deposits

Unless the Debtors have agreed otherwise in a written agreement or stipulation approved by the Bankruptcy Court, all security deposits provided by the Debtors to any Person or Entity at any time after the Petition Date shall be returned to the Reorganized Debtors within twenty (20) days after the Effective Date, without deduction or offset of any kind.

I.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

J.	Entire Agreement

Except as otherwise indicated herein and except for the terms and conditions of the Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and integrated into the Plan.

K.	Exhibits

All exhibits hereto are incorporated into and are a part of the Plan as if set forth in full in the Plan. To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of the Plan shall control.

(40)

L.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code and any applicable non-bankruptcy law, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale and purchase of securities offered and sold under the Plan, and, therefore, will have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale or purchase of the securities offered and sold under the Plan.

M.	Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

N.	Conflicts

Except as set forth in the Plan, to the extent that any provision of the Disclosure Statement or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control. In the event of a conflict between any provision of the Plan and the Confirmation Order, the Confirmation Order shall govern and control.

O.	Filing of Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

P.	Tax Reporting and Compliance

The Reorganized Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

(41)

Dated: December 28, 2016

Respectfully submitted,

STONE ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Kenneth H. Beer
Kenneth H. Beer, Executive Vice President and Chief Financial Officer

STONE ENERGY OFFSHORE , L.L.C.,
a Delaware limited liability company, by
Stone Energy Corporation, its sole member

By:	/s/ Kenneth H. Beer
Kenneth H. Beer, Executive Vice President and Chief Financial Officer

STONE ENERGY HOLDING, L.L.C.,
a Delaware limited liability company, by
Stone Energy Corporation, it sole member

By:	/s/ Kenneth H. Beer
Kenneth H. Beer, Executive Vice President and Chief Financial Officer

(42)

Schedule 1

Stone Energy Corporation

Stone Energy Offshore, L.L.C.

Stone Energy Holding, L.L.C.

Schedule 2

Restructuring Support Agreement

EXHIBIT B

Notice of Confirmation

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:	§	Chapter 11
§
STONE ENERGY CORPORATION, et al.,[1]	§	CASE NO. 16-36390 (MI)
§
Debtors.	§	(Jointly Administered)

NOTICE OF ENTRY OF ORDER CONFIRMING THE SECOND AMENDED JOINT

PLAN OF REORGANIZATION OF STONE ENERGY CORPORATION AND ITS

DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO CREDITORS, EQUITY INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [______], 2017, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Order Confirming the Second Amended Joint Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). Among other things, the Confirmation Order confirmed the Second Amended Joint Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated December 28, 2016 (as amended, supplemented, or modified from time to time, the “Plan”)2 as satisfying the requirements of the Bankruptcy Code, thereby authorizing Stone Energy Corporation (“Stone”) and its debtor affiliates (collectively, the “Debtors”) to implement the Plan on the Effective Date.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order may be examined by any party in interest during normal business hours at the Clerk of the United States Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas 77002. You may also obtain copies of the Confirmation Order or of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.deb.uscouts.gov or free of charge at http://dm.epiq11.com/StoneEnergy.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim or Interest, and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder voted to accept the Plan.

[1]	The Debtors in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), along with the last four digits of each Debtor’s federal tax identification number, are: Stone Energy Corporation (5413); Stone Energy Holding, L.L.C. (3151); and Stone Energy Offshore, L.L.C. (8062). The above-captioned Debtors’ mailing address is 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.
[2]	Unless otherwise defined in this notice, all capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Plan or the Confirmation Order, as applicable.

1

Dated: [ ], 2017	Respectfully,
Houston, Texas
/s/
John F. Higgins (TX Bar No. 09597500)
Joshua W. Wolfshohl (TX Bar No. 24038592)
Aaron J. Power (TX Bar No. 24058058)
Brandon J. Tittle (TX Bar No. 24090436)
PORTER HEDGES LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Facsimile: (713) 226-6295
Email: jhiggins@porterhedges.com jwolfshohl@porterhedges.com apower@porterhedges.com btittle@porterhedges.com
- and -
Michael E. Dillard (TX Bar No. 05866000)
LATHAM & WATKINS LLP
811 Main Street, Suite 3700
Houston, TX 77002
Telephone: (713) 546-7414
Facsimile: (713) 546-5401
Email: michael.dillard@lw.com
- and -
David S. Heller (admitted pro hac vice)
Josef S. Athanas (admitted pro hac vice)
Caroline A. Reckler (admitted pro hac vice)
Matthew L. Warren (admitted pro hac vice)
LATHAM & WATKINS LLP
330 North Wabash Avenue
Suite 2800
Chicago, IL 60611
Telephone: (312) 876-7700
Facsimile: (312) 993-9667
Email: david.heller@lw.com josef.athanas@lw.com caroline.reckler@lw.com matthew.warren@lw.com

Counsel for the Debtors and Debtors in Possession

2

EXHIBIT C

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:	§	Chapter 11
§
STONE ENERGY CORPORATION, et al.,[1]	§	CASE NO. 16-36390 (MI)
§
Debtors.	§	(Jointly Administered)

NOTICE OF: (A) EFFECTIVE DATE AND (B) DEADLINE

FOR PROFESSIONALS TO FILE FINAL FEE APPLICATIONS

TO CREDITORS, EQUITY INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [                ], 2017, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Order Confirming the Second Amended Joint Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”). Among other things, the Confirmation Order confirmed the Second Amended Joint Plan of Reorganization of Stone Energy Corporation and Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, dated December 28, 2016 (as amended, supplemented, or modified from time to time, the “Plan”)2 as satisfying the requirements of the Bankruptcy Code, thereby authorizing Stone Energy Corporation (“Stone”) and its debtor affiliates (collectively, the “Debtors”) to implement the Plan on the Effective Date.

PLEASE TAKE FURTHER NOTICE that on [                ], 2017, the Effective Date under the Plan occurred.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order may be examined by any party in interest during normal business hours at the Clerk of the United States Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas 77002. You may also obtain copies of the Confirmation Order or of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.deb.uscouts.gov or free of charge at http://dm.epiq11.com/StoneEnergy.

PLEASE TAKE FURTHER NOTICE that all final requests for payment of Fee Claims, including Fee Claims incurred during the period from the Petition Date through the Effective Date, must be filed with the Bankruptcy Court and served on the Reorganized Debtors no later than [                ], 2017, which is the date that is 45 days after the Effective Date.

[1]	The Debtors in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), along with the last four digits of each Debtor’s federal tax identification number, are: Stone Energy Corporation (5413); Stone Energy Holding, L.L.C. (3151); and Stone Energy Offshore, L.L.C. (8062). The above-captioned Debtors’ mailing address is 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508.
[2]	Unless otherwise defined in this notice, all capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Plan or the Confirmation Order, as applicable.

1

PLEASE TAKE FURTHER NOTICE that if the Debtors’ rejection of an Executory Contract or Unexpired Lease pursuant to the Plan gives rise to a Claim against the Debtors by the non-Debtor party or parties to such contract or lease, such Claims shall be forever barred and shall not be enforceable against the Debtors, their respective Estates, or the Reorganized Debtors unless a proof of Claim is filed with the Court and served upon the Debtors or the Reorganized Debtors, and their respective counsel, no later than [                ], 2017, which is the date that is 30 days of the earlier of (a) the date of entry of an order approving such rejection and (b) service of a copy of the Confirmation Order on the counterparty to the rejected contract.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim or Interest, and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder voted to accept the Plan.

[signature page follows]

2

Dated: [ ], 2017
Houston, Texas
/s/
John F. Higgins (TX Bar No. 09597500)
Joshua W. Wolfshohl (TX Bar No. 24038592)
Aaron J. Power (TX Bar No. 24058058)
Brandon J. Tittle (TX Bar No. 24090436)
PORTER HEDGES LLP
1000 Main Street, 36th Floor
Houston, Texas 77002
Telephone: (713) 226-6000
Facsimile: (713) 226-6295
Email: jhiggins@porterhedges.com jwolfshohl@porterhedges.com apower@porterhedges.com btittle@ porterhedges.com
- and -
Michael E. Dillard (TX Bar No. 05866000)
LATHAM & WATKINS LLP
811 Main Street, Suite 3700
Houston, TX 77002
Telephone: (713) 546-7414

Facsimile: (713) 546-5401

Email: michael.dillard@lw.com

- and -

David S. Heller (admitted pro hac vice)

Josef S. Athanas (admitted pro hac vice)

Caroline A. Reckler (admitted pro hac vice)

Matthew L. Warren (admitted pro hac vice)

LATHAM & WATKINS LLP

330 North Wabash Avenue

Suite 2800

Chicago, IL 60611

Telephone: (312) 876-7700

Facsimile: (312) 993-9667

Email: david.heller@lw.com

            josef.athanas@lw.com

            caroline.reckler@lw.com

            matthew.warren@lw.com

Counsel for the Debtors and Debtors in Possession

3